As filed with the Securities and Exchange Commission on May 27, 1999

                                                    Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                           UNIVERSAL CARD MASTER TRUST
                             (Issuer of Securities)

                      UNIVERSAL BANK, NATIONAL ASSOCIATION
                   (Transferor to the Trust described herein)
             (Exact Name of Registrant as Specified in Its Charter)

    United States of America                           58-1885168
  (State or Other Jurisdiction               (I.R.S. Employer Identification
         of Organization)                                Number)


                        200 BROOKSTONE CENTRE, SUITE 110
                             COLUMBUS, GEORGIA 31904
                                 (706) 257-1700

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)


                                WALTER M. KORCHUN
                          UNIVERSAL CARD SERVICES CORP.
                                8787 Baypine Road
                           Jacksonville, Florida 32256
                                 (904) 954-7500

           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)


                                   COPIES TO:
   STEPHANIE B. MUDICK, ESQ.                               GREGORY M. SHAW
General Counsel - Corporate Law                        CRAVATH, SWAINE & MOORE
        CITIGROUP INC.                                     Worldwide Plaza
    153 East 53rd Street                                  825 Eighth Avenue
  New York, New York  10043                           New York, New York  10019
       (212) 559-1000                                      (212) 474-1000


Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective

Registration Statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE
                                                                  Proposed               Proposed              Amount of
                                           Amount to be       Maximum aggregate      Maximum aggregate       registration
Title of securities to be registered        registered (1)     price per unit (2)  offering price (1)(2)        fee (3)
--------------------------------------- ------------------- ---------------------- ---------------------- --------------------
Asset Back Certificates.............       $658,000,000             100%               $658,000,000            $117,124
--------------------------------------- ------------------- ---------------------- ---------------------- --------------------

(1) Includes an indeterminate amount of Asset Back Certificates that are to be offered or sold in connection with market-making activities by affiliates of the Registrants.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The aggregate public offering price of Asset Backed Certificates registered hereby will not exceed $2,000,000,000.

(3) A filing fee of $531,725 was previously paid in connection with a registration statement (No. 333-09309) filed on July 31, 1996 relating to the registration of $1,542,000,000 aggregate principal amount of securities which are being included in this Registration Statement. The filing fee of $117,124 relates solely to the registration of $658,000,000 aggregate principal amount of securities not previously registered.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus and prospectus supplement included in this Registration Statement also relate to $1,542,000,000 of unissued Asset Back Certificates previously registered under Registration Statement on Form S-3 (No. 333-09309). A filing fee of $531,725 was previously paid with Registration Statement No. 333-09309 in connection with such unissued Asset Back Certificates.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
May 24, 1999


                           UNIVERSAL CARD MASTER TRUST
                    ASSET BACKED CERTIFICATES SERIES [199_-_]
                              UNIVERSAL BANK, N.A.
                                     Seller
                          UNIVERSAL CARD SERVICES CORP.
                                    Servicer

The trust will issue
                                        Class A certificates                   Class B certificates
Principal amount                        $ [...]                                $[...]
Annual interest rate                    [...]                                   [...]
Scheduled principal payment date        [date]                                  [date]
Price to the public                     [...]% (or $[...,000,000])              [...]% (or $[...,000,000])
Underwriting discount                   [...]% (or $[...])                      [...]% (or $[...])*
Proceeds to the seller (before          [...]% (or $[...])                      [...]% (or $[...])*
deducting expenses estimated at $[...])

---------------------------------------

* The underwriting discount will be [ ]% for class B certificates sold to noninstitutional investors. To the extent class B certificates are sold to these investors, the actual class B underwriting discount will be more than, and the proceeds to the seller will be less than, the amounts shown.

Principal payments on the class B certificates are subordinated to principal payments on the class A certificates. No principal will be paid on the class B certificates until all principal has been paid on the class A certificates, except under limited circumstances.

The trust does not intend to list the certificates on a national securities exchange or NASDAQ. The trust will apply to have the class A and B certificates listed on the Luxembourg Stock Exchange.

The certificates are expected to be issued on [date].

-------------------------------------------------------------------------------
You should read "Series risk factors," beginning on page S-[..] of the prospectus supplement, and "General risk factors," beginning on page [..] of the core prospectus, before you purchase any certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved the certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The certificates represent interests in the trust only and are not obligations of Universal Bank or any of its affiliates, nor are they insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
-------------------------------------------------------------------------------

                    Underwriters of the class A certificates





                    Underwriters of the class B certificates





  The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

How to read this prospectus S-5



PROSPECTUS SUPPLEMENT S-6

Summary S-6
     Universal Bank and UCS S-7

Series risk factors S-7
     Limited amounts of credit enhancement S-7
     Subordination of class B certificates S-8

Finance charge collections - distributions and subordination S-8
     Allocation of finance charge collections S-8
     Initial distribution from finance charge collections S-9
     Calculation of interest S-9
     [Determination of LIBOR] S-10
     Second distribution from finance charge collections S-11
     Distributions from excess finance charge collection pool S-12
     Reallocation of class B and collateral interest principal collections S-12 Reserve account S-13

Principal collections - distributions and subordination S-14
     Pooling of principal collections during the revolving period S-14 Required invested amount of collateral interest S-14
     Principal collections during the controlled accumulation period S-15 Principal collections during an early amortization period S-15 Subordination as to principal payments S-16

Postponement of controlled accumulation period S-17

Pay out events S-17

Past performance of trust S-18
     Loss and delinquency experience S-18
     Revenue experience S-19
     Principal payment experience S-21

The receivables S-21

Underwriting S-24
     United Kingdom S-25

Legal opinions S-26

Appendix 1 - Other series S-27

Appendix 2 - Allocation formulas S-33
     First allocation: to series S-33
     Second allocation: between investors and Universal Bank S-33



CORE PROSPECTUS

Summary 2
     The certificates 2
     Series and classes 2
     Denominations 2
     Other series 2
     Interest, principal and invested amount 2
     Universal Bank's interest in the trust 3
     Receivables 3
     Revolving, controlled accumulation and controlled amortization periods 4 Series termination 5
     Your ownership interest in trust assets 6
     Charged-off losses on receivables 6

     Early accumulation and amortization periods 7
     Required amount of principal receivables 8
     Universal Bank's residual interest in collections 9
     Clean-up call 9
     Credit enhancement 9
     Ratings of certificates 10
     Tax status of certificates 10
     The trust and the trustee 10
     Servicing 10
     Universal Bank and UCS 10

General risk factors 11

More about the certificates 20
     Distribution days 20
     Allocations 20
     Basic allocation structure 21
     Reallocation groups 22
     Excess allocation series 22
     Principal sharing series 23
     Subordination 23
     New series 24
     Pre-funded series 24
     Paired series 25
     Credit enhancement 25
     Interest rate swaps 26

More about the accounts and the receivables 27
     The accounts 27
     Eligible accounts 27
     Eligible receivables 28
     Participation interests 29
     Charge-off or adjustment of principal receivables 29
     Redesignation of receivables 29
     Additions of accounts 30
     Removal of accounts 31
     Liquidation of receivables on Universal Bank's insolvency 31

More about the trust 31
     Bank accounts 32
     Investment of funds 32

Universal Bank's credit card business 33
     Account generation 33
     Billing and payments 34
     Minimum payments 35
     Finance charges 35
     Fees and charges 37
     Payments 38
     Collection of delinquent accounts 38
     Interchange 40

More about servicing 40
     Servicing fee and payment of expenses 41
     Deposits of receivable collections/Citibank guaranty 41
     Repurchase of receivables 42
     Successors 42
     UCS's resignation 42
     UCS's default 43
     Trustee not liable for servicer's acts 44

Book-entry and paper certificates 44
     Book-entry certificates 44
     The Depository Trust Company 46
     Cedelbank 47
     Euroclear 47
     Issuance of paper certificates 48

The pooling and servicing agreement 48
     Representations and warranties 49
     Transfers of Universal Bank's interest 50
     Additional transferors of receivables 50
     Indemnification 51
     Amendments 51
     No meetings of investors 52

Tax matters 52
     Limits of the discussion 52

     Tax characterization of the certificates 53
     Tax characterization of the trust 54
     Tax consequences to US certificate owners 54
     Tax consequences to non-US certificate owners 57

Benefit plan investors 60
     Prohibited transactions 60
     Potential prohibited transactions from investment in certificates 60 Investment by benefit plan investors 62
     Tax consequences to benefit plans 63

Plan of distribution 63

Use of proceeds 65

Where you can find more information 65
     Reports available from the trustee 65
     SEC reports 66

Defined terms 67

HOW TO READ THIS PROSPECTUS


This prospectus consists of a prospectus supplement, followed by a core prospectus. The core prospectus gives general background information that applies to all series of certificates. The prospectus supplement gives specific information about your series of certificates. You should carefully read both the core prospectus and the prospectus supplement before investing.

The prospectus supplement may update or modify information in the core prospectus. Whenever information in the prospectus supplement differs from information in the core prospectus, you should rely on the information in the prospectus supplement.

In deciding whether to purchase certificates, you should rely solely on the information in this prospectus. We have not authorized anyone to give you different information about the certificates.

You will find an index of all terms defined in this prospectus at the end of the prospectus.

PROSPECTUS SUPPLEMENT
---------------------

SUMMARY


                    Principal
                    balance &
                    invested amount                                                             Offered by this
Class               at closing date    Interest rate      Ratings            Subordinated to:   prospectus?
------------------- ------------------ ------------------ ------------------ ------------------ ------------------
A certificates      $[  ,000,000]      [rate]             Highest rating     Not subordinated.  Yes
                                                          category by at
                                                          least one
                                                          nationally
                                                          recognized
                                                          rating agency

B certificates      $[  ,000,000]      [rate]             At least "A" or    Class A as to      Yes
                                                          equivalent by at   principal
                                                          least one
                                                          nationally
                                                          recognized
                                                          rating agency

Collateral          $[  ,000,000]      [rate]             Not rated          Classes A and B    No
interest                                                                     as to principal
                                                                             and interest

=================== ==================

Series principal
balance and         $[..,000,000]
invested amount
at closing date



   Scheduled principal payment       [date]

                 Interest paid       For class A and B certificates, each
                                     [distribution day in [     ,        ,
                                     and       ]] [month], beginning [date].
                                     [Following a pay out event, interest will be paid on each distribution day.]

     Annual servicing fee rate       [..]%

                  Closing date       [date]

              Revolving period       Scheduled [date] through [date].

Controlled accumulation period       Scheduled [date] to scheduled principal
                                     payment. Start of controlled accumulation period may be postponed.

Controlled accumulation amount       $[...], subject to adjustment if start of
                                     controlled accumulation period is
                                     postponed.

       Series termination date       [date]

     Margin for series used to       [...]% of the series invested amount
 determine required  amount of
         principal receivables

Required amount of collateral        [...]% of series invested amount, subject
                     interest        to reduction.

           Reallocation group?       [Yes - group [  ]. The other series in
                                     group [  ] are [   ], [   ] and [   ].]

     Excess allocation series?       [Yes].

     Principal sharing series?       [Yes].

          Reinvestment events?       None.

             Distribution days       The 17th day of each month (or the next
                                     business day if the 17th is not a business
                                     day).

                   Record date       Last day of calendar month preceding
                                     distribution day

                   Book entry?       Yes.

                 Clean-up call       Permitted when invested amount of
                                     certificates and collateral interest is at or below [5]% of initial invested amount.

        Benefit plan investors       [May be able to purchase class A
                                     certificates, but will not be able to
                                     purchase class B certificates.] See
                                     "Benefit plan investors" in core
                                     prospectus.


Universal Bank and UCS
----------------------

Universal Bank's main offices are at 200 Brookstone Centre, Suite 110, Columbus, Georgia 31904, telephone (706) 257-1700.

UCS's main offices are at 8787 Baypine Road, Jacksonville, Florida 32256, telephone (904) 954-7500.



SERIES RISK FACTORS


Limited amounts of credit enhancement
-------------------------------------

The subordination of the class B certificates and the collateral interest provides credit enhancement for the class A certificates, and the subordination of the collateral interest provides credit enhancement for the class B certificates. However, the amount of subordination is limited, may decline during the controlled accumulation period, and will be reduced by principal payments. Once the invested amount of the collateral interest is reduced to zero, class B certificate owners will bear directly the credit and other risks on their certificates and the class B invested amount may be reduced. If the class B invested amount is reduced to zero, class A certificate owners will bear directly the credit and other risks on their certificates. Also, if the invested amount of the class B certificates or the collateral interest is reduced, the principal and finance charge collections available to make principal and interest payments on the class A and B certificates may be reduced, which could delay or reduce such payments.


Subordination of class B certificates
-------------------------------------

Payments of principal on the class B certificates will not begin until the invested amount of the class A certificates has been reduced to zero. Moreover, the class B invested amount may be reduced if

o    the collateral interest has been reduced to zero, and

o finance charge collections and excess finance charge collections allocated to a series are not sufficient to cover interest payments and servicing fees for the class A and B certificates and to reverse reductions in the invested amount of the class A certificates due to charge-offs of principal receivables.

To the extent the class B invested amount is reduced, collections of finance charge receivables allocable to the class B certificates in future months will be reduced. Moreover, to the extent the amount of a reduction in the class B invested amount is not reversed, the amount of principal and interest distributable to the class B certificate holders will be reduced.



FINANCE CHARGE COLLECTIONS - DISTRIBUTIONS AND SUBORDINATION

Allocation of finance charge collections
----------------------------------------

This series is in a reallocation group. Accordingly, all collections of finance charge receivables for a calendar month initially allocated to this series will be pooled with collections of finance charge receivables for the month that are initially allocated to the other series in the reallocation group. The pooled finance charge collections will then be reallocated to each series in the reallocation group in proportion to its interest, principal receivable charge-offs and servicing fees.

Finance charge collections reallocated to this series will then be allocated to classes A and B and the collateral interest in proportion to their adjusted invested amounts.

Finance charge collections for the series also include

o net investment income on any funds in the reserve and interest funding accounts for the series, which is allocated to classes A and B and the collateral interest in proportion to their adjusted invested amounts, and

o net investment income on any funds in the principal funding account and draws from the reserve account, which are allocated entirely to the class A certificates.

These investment proceeds and draws from the reserve account do not go through the reallocation process. Net proceeds of the investment of funds in the collection account, and any other investment proceeds not described in this section, are treated as finance charge collections and are allocated to each series according to its funds on deposit in the collection account. Net proceeds of the investment of funds in the special funding account are treated like other collections of finance charge receivables - that is, they go through the reallocation process.


Initial distribution from finance charge collections
----------------------------------------------------

Finance charge collections for a calendar month that are allocated to class A will be paid or deposited on the next distribution day in the following order of priority:

(1) To the interest funding account for payment to the class A certificate holders on that day (or, if the distribution day is not an interest payment date, for payment on the next interest payment date), interest on the principal balance of the class A certificates (including past interest and interest on past interest).

(2) To reverse any reduction in class A's invested amount caused by principal receivable charge-offs during the month.

(3)  To the servicer, class A's portion of the servicing fee for the month.

Finance charge collections for a calendar month that are allocated to class B will be paid or deposited on the next distribution day in the following order of priority:

(1) To the interest funding account for payment to the class B certificate holders on that day (or, if the distribution day is not an interest payment date, for payment on the next interest payment date), interest on the invested amount (not the principal balance) of the class B certificates (including past interest and interest on past interest).

(2)  To the servicer, class B's portion of the servicing fee for the month.

Finance charge collections for a calendar month that are allocated to the collateral interest will be paid on the next distribution day to the servicer up to the collateral interest's portion of the servicing fee for the month.


Calculation of interest
-----------------------

Current interest to be paid, or deposited in the interest funding account, for a certificate on a distribution day is interest

o on the principal balance (class A) or the invested amount (class B) of the certificate on the last day of the preceding month,

o for the actual number of days in the period from the preceding distribution day to the current distribution day,

o at the annual interest rate for the certificate that was in effect for the period,

o    over a year of 360 days.

For the first distribution day for the series, interest is calculated for the period from the closing date.

Interest to be paid or deposited for a certificate on a distribution day also includes

o any interest on the certificate that should have been paid or deposited on an earlier distribution day but has not yet been paid or deposited, plus

o accrued interest on the unpaid or non-deposited interest at the annual rate for the certificate plus [...]% for the period from the distribution day when the payment or deposit should have been made to the current distribution day, over a year of 360 days.


[Determination of LIBOR]
------------------------

[UCS will first determine LIBOR on the second London business day before the closing date and then on the second London business day before each interest payment date. LIBOR as so determined will cover the period from that closing or interest payment date to the next interest payment date.

Example: Suppose March 17 and June 17 are interest payment dates. UCS will determine LIBOR on March 15. The LIBOR determined on March 15 will cover the period from March 17 to June 17. On April 17 (a distribution day), to the extent funds are available, interest will be deposited in the interest funding account based on the LIBOR determined March 15 applied to the 31 day period from March 17 to April 17, over a year of 360 days. (This example assumes that all relevant days are business days or London business days.)

LIBOR determined by UCS will be the LIBOR rate for deposits in US dollars for the period from the closing date or the interest payment date to the next interest payment date that appears on the Dow Jones Telerate Service, page 3750 (or a successor page), at 11AM, London time, except that the LIBOR determined by UCS before the closing date will be determined for a three-month period even if the period for which the LIBOR will be in effect is not three months.

If there is no Telerate quote on that day, LIBOR will be the arithmetic mean of the rates offered for such deposits at 11AM, London time, on that day by at least two of three major banks in the London interbank market selected by UCS. If there are fewer than two such quotes, LIBOR will be the arithmetic mean of rates quoted by major New York City banks selected by UCS at approximately 11AM, New York time, for US dollar loans to leading European banks for the same period. If the banks selected by UCS are not quoting such rates, LIBOR for the period will be the same as LIBOR for the preceding period.


Second distribution from finance charge collections
---------------------------------------------------

After the initial distribution of finance charge collections is made to class A and B and the collateral interest, all the remaining finance charge collections allocated to the series will be pooled and paid or deposited in the following order of priority, to the extent not paid or deposited in the initial distribution:

(1) To the interest funding account for payment to the class A certificate holders on that day (or, if the distribution day is not an interest payment date, for payment on the next interest payment date), interest on the principal balance of the class A certificates (including past interest and interest on past interest).

(2) To reverse any reduction in class A's invested amount caused by principal receivable charge-offs during the month.

(3)  To the servicer, class A's portion of the servicing fee for the month.

(4) To reverse any reduction in class A's invested amount caused by principal receivable charge-offs for previous months that were not previously reversed.

(5) To the interest funding account for distribution to the class B certificate holders on that day (or, if the distribution day is not an interest payment date, for payment on the next interest payment date), interest on the invested amount of the class B certificates (including past interest and interest on past interest).

(6) To reverse any reduction in class B's invested amount caused by principal receivable charge-offs during the month.

(7)  To the servicer, class B's portion of the servicing fee for the month.

(8) To reverse any reduction in class B's invested amount caused by (a) principal receivable charge-offs for previous months that were not previously reversed or (b) a reallocation of principal collections (described below).

(9) To the collateral interest holders, interest on the invested amount of the collateral interest (including past interest and interest on past interest).

(10) To the servicer, the servicing fee for the series for the month and any servicing fee for the series for a prior month that was not paid to the servicer.

(11) To reverse any reduction in the collateral interest's invested amount caused by (a) principal receivable charge-offs during the month, (b) principal receivable charge offs for previous months that were not previously reversed or (c) a reallocation of principal collections (described below).

(12) To the reserve account, any required deposit.

(13) To the collateral interest holders, any amounts required to be paid out of finance charge collections under a separate loan agreement between the collateral interest holders and Universal Bank.

(14) To the excess finance charge collections pool, all remaining finance charge collections allocated to the series.


Distributions from excess finance charge collection pool
--------------------------------------------------------

Your series is an excess allocation series. Consequently, if the amounts required to be paid out of finance charge collections allocated to class A and B and the collateral interest, as described above, exceed the finance charge collections allocated to the series (a finance charge shortfall), the classes of the series will receive an additional allocation of finance charge collections to the extent funds are available in the excess finance charge collections pool. The amount allocated to the series from the excess finance charge collection pool will be the amount of the pool multiplied by the ratio of

o    the finance charge shortfall for the series

to

o the total of the finance charge shortfalls for all excess allocation series.

Amounts allocated to your series from the excess finance charge collections pool will be distributed according to the priorities for the second distribution of finance charge collections described above.


Reallocation of class B and collateral interest principal collections
---------------------------------------------------------------------

If on a distribution day the allocations to your series of a month's finance charge collections and from the excess finance charge collections pool are insufficient

o    to pay full interest on the class A and B certificates,

o    to pay class A's and B's portion of the servicing fee, and

o to reverse reductions in the invested amount of the class A certificates caused by principal receivable charge-offs during the month (but not reductions of invested amount due to earlier principal receivable charge-offs), then principal collections for the month initially allocated to class B and the collateral interest (as described in "More about the certificates" the core prospectus) will be paid or deposited in the following order of priority, to the extent not previously received:

(1) To the interest funding account for payment to the class A certificate holders on that day (or, if the distribution day is not an interest payment date, for payment on the next interest payment date), interest on the principal balance of the class A certificates (including past interest and interest on past interest).

(2) To reverse any reduction in class A's invested amount caused by principal receivable charge-offs during the month.

(3)  To the servicer, class A's portion of the servicing fee for the month.

(4) To the interest funding account for payment to the class B certificate holders on that day (or, if the distribution day is not an interest payment date, for payment on the next interest payment date), interest on the invested amount of the class B certificates (including past interest and interest on past interest).

(5) To reverse any reduction in class B's invested amount caused by principal receivable charge-offs during the month.

(6)  To the servicer, class B's portion of the servicing fee for the month.

To the extent principal collections are so used, the invested amount of the collateral interest will be reduced and, if the invested amount of the collateral interest is reduced to zero, the invested amount of the class B certificates will then be reduced.


Reserve account
---------------

The trustee will establish a reserve account for the benefit of class A and the collateral interest. The account will be established approximately three months before the scheduled start of the controlled accumulation period. The reserve account may receive deposits from finance charge collections and excess finance charge collections, as described above.

On each distribution day during the controlled accumulation period, the trustee will transfer from the reserve account to finance charge collections for class A an amount equal to the difference between

o the amount earned on the principal funding account balance from the preceding distribution day to the current distribution day, and

o any larger amount that would have been earned if the principal funding account balance on the preceding distribution day had been invested at the certificate rate for the class A certificates for the actual number of days from the preceding distribution day to the current distribution day (over a year of 360 days).

The trustee will also transfer the same amount of funds to finance charge collections for class A on the first distribution day during an early amortization period.

After all other withdrawals from and deposits to the reserve account on a distribution day have been made, the trustee will transfer any balance in the reserve account that exceeds 0.5% of the invested amount of the class A certificates on the preceding distribution day

o first, to the collateral interest holders, to the extent required under a separate loan agreement between the collateral interest holders and Universal Bank, and

o    second, to Universal Bank.

Universal Bank may reduce the amount required to be maintained in the reserve account, which could increase the transfers to the collateral interest holders, if each rating agency confirms that it will not reduce its rating for any class or series.



PRINCIPAL COLLECTIONS - DISTRIBUTIONS AND SUBORDINATION


Pooling of principal collections during the revolving period
------------------------------------------------------------

During the revolving period, no principal is required to be paid or deposited for any class of this series. Accordingly, since the series is a principal sharing series, principal collections initially allocated to your series will be pooled with principal collections allocated to other principal sharing series and used to make required principal payments or deposits to principal funding accounts for other series. Any pooled principal collections not needed for such payments or deposits will be reinvested in principal receivables.

There are two exceptions:

o Principal collections initially allocated to class B and the collateral interest that are reallocated to pay interest and servicing fees and to reverse any reduction in invested amount caused by principal receivable charge-offs (see "Reallocation of class B and collateral interest principal collections" above) will not be pooled.

o To the extent that the invested amount of the collateral interest exceeds its required amount (see next section), the excess will be paid to the collateral interest holder.


Required invested amount of collateral interest
-----------------------------------------------

The invested amount of the collateral interest will generally be required to be at least [...]% of the total adjusted invested amounts of the class A and class B certificates and the collateral interest.
However, the required invested amount of the collateral interest

o    can not be less than $[...],

o will be "frozen" - that is, not subject to further distribution - if there is a pay out event or if the invested amount of the collateral interest is reduced during the controlled accumulation period for any reason other than payment of principal,

o can not be more than the total invested amounts of the class A and class B certificates, and

o can be reduced if each rating agency confirms that it will not reduce or withdraw its rating of any class or series.

If one of the first two bulleted conditions conflict with one of the last two bulleted conditions, the latter will prevail.


Principal collections during the controlled accumulation period
---------------------------------------------------------------

On each distribution day during the controlled accumulation period,

o    the controlled accumulation amount, and

o any part of a controlled accumulation amount that was required to be, but was not, deposited in the principal funding account on a previous distribution day will be deducted from principal collections allocated to the series (and not reallocated to pay interest and servicing fees and to reverse reductions in invested amount caused by principal receivable charge-offs, as described above) and will be deposited in the principal funding account. No deposit can exceed the total adjusted invested amount of the class A and B certificates.

Once the deposit to the principal funding account is made, any remaining principal collections allocated to the series will be treated in the same manner as during the revolving period, as described above.

If principal collections allocated to your series for a month are less than the controlled accumulation amount plus any amounts required to have been deposited in the principal funding account on past distribution days but not yet deposited (a principal shortfall), a portion of the pooled principal collections from the other principal sharing series may be allocated to your series. This allocation will be made to the various principal sharing series in proportion to their principal shortfalls. Such an allocation to a series can not exceed the series' principal shortfall. Principal collections so allocated to your series will be deposited in the principal funding account.


Principal collections during an early amortization period
---------------------------------------------------------

If a pay out event triggers an early amortization period for your series, any balance in the principal funding account and all principal collections allocated to your series (and not reallocated to finance charge collections as described above) will be paid on each distribution day

o to the class A certificate holders until the invested amount of the class A certificates is reduced to zero,

o then to the class B certificate holders until the invested amount of the class B certificates is reduced to zero,

o and finally to the collateral interest holders until the invested amount of the collateral interest is reduced to zero.

If the principal collections initially allocated to your series (and not reallocated as described above) in any month are less than the total invested amounts of the class A and B certificates and the collateral interest, the shortfall will be another form of principal shortfall. To the extent available, a portion of the shared principal collections pool will be reallocated to the series. The reallocations will be made to each series in proportion to, but not in excess of, its principal shortfall. Principal collections reallocated to the series will be distributed as described in the preceding paragraph.


Subordination as to principal payments
--------------------------------------

The class B certificates are subordinated to the class A certificates, and the collateral interest is subordinated to the class A certificates and the class B certificates, as to payments of principal.
Accordingly,

o no principal can be paid on the class B certificates until the invested amount of the class A certificates is reduced to zero, and

o except as described below, no principal can be paid on the collateral interest until the invested amount of the class A and the class B certificates is reduced to zero.

Moreover, if necessary, principal collections allocated to the collateral interest and the class B certificates will be used to reverse reductions in the invested amount of the class A certificates caused by principal receivable charge-offs. Such reallocations of principal will reduce the invested amount of the collateral interest and, if the invested amount of the collateral interest is reduced to zero, the class B certificates.

Despite the subordination of the collateral interest, principal may be paid on the collateral interest as the adjusted invested amount of the class A and B certificates is reduced, as described in "Required invested amount of collateral interest" above. However, such principal payments to the collateral interest will cease if there is a pay out event or a reduction of the invested amount of the collateral interest during the controlled accumulation period that is not caused by a principal payment.

POSTPONEMENT OF CONTROLLED ACCUMULATION PERIOD


The controlled accumulation period for the series is scheduled to begin [date] and last [12 months]. However, UCS may reduce the number of months in the controlled accumulation period by postponing the beginning of the controlled accumulation period. UCS can postpone the beginning of the controlled accumulation period only if permitted by a calculation stated in the pooling and servicing agreement. The calculation is based on the rate at which principal receivables are being paid and the principal collections of those principal sharing series that are in their revolving periods.



PAY OUT EVENTS


The following are automatic pay out events:

o The trust fails to pay the full invested amount of the class A and class B certificates on their scheduled principal payment date.

o Universal Bank fails to maintain the required amount of principal receivables.

o The trust becomes an investment company within the meaning of the Investment Company Act of 1940.

o    Universal Bank becomes insolvent.

o The average of the interest payment yields (commonly referred to as the base rate) for three consecutive calendar months is greater than the average of the net finance charge yields for those months. The base rate for a calendar month is the ratio of (a) the sum of the interest to be paid to or deposited in an interest funding account for all classes of the series on the following distribution day plus the servicing fees for all the classes of the series for the month to (b) the invested amount of the series on the last day of the month. Net finance charge yield for a calendar month is the ratio of (a) finance charge collections allocated to the series for the month to (b) the invested amount of the series on the last day of the month. In calculating net finance charge yield, finance charge collections include (1) excess finance charge collections allocated to the series on the following distribution day if each rating agency approves of their inclusion for this purpose, (2) draws from a reserve account or investment proceeds on a principal funding account that are required to be included as finance charge collections on the following distribution day, but is reduced by (3) principal receivable charge-offs for the month.

The following are pay out events only if declared to be so by either the trustee or investors holding a majority of the principal balance of the class A and B certificates and the collateral interest:

o Universal Bank (a) fails for five days to make a required payment or deposit to the trust, or (b) fails for 60 days to take any other action required by the pooling and servicing agreement if the failure to act has a material adverse effect on the series investors.

o (1) A representation or warranty by Universal Bank to the trust, or information about the cardmember accounts that Universal Bank gives the trust, is incorrect when made, (2) the incorrectness materially and adversely affects the interest of the series investors, and (3) Universal Bank fails to cure the incorrectness for 60 days after the trustee notifies Universal Bank of the incorrectness. Universal Bank can cure an incorrectness as to receivables or accounts by repurchasing all the receivables in the affected accounts.

o A default by UCS of the type described under "UCS default" in the core prospectus.



PAST PERFORMANCE OF TRUST


The following tables show the loss, delinquency, revenue and payment experience of the accounts in the trust. Future performance of the accounts in the trust may differ from past experience.


Loss and delinquency experience
-------------------------------

The following tables show the recent loss and delinquency experience for the trust.

Loss experience (dollars in thousands)
                                               Year ended December 31,                 Three months
                                       1996             1997             1998         ended March 31,
                                                                                          1999
-----------------------------------------------------------------------------------------------------
Average principal
receivables outstanding             $6,959,895       $9,037,357      $12,201,842           $[...]

Total net charge-offs                 $431,032         $470,137         $554,597           $[...]

Total net charge-offs as
percentage of average
principal receivables                                                                       [...]%
outstanding                               6.19%            5.20%            4.55%      (annualized)

Gross charge-offs as
percentage of average
principal receivables                                                                       [...]%
outstanding                               6.88%            5.94%            5.27%      (annualized)


In the preceding table:

o Average principal receivables outstanding is the average of the beginning of month principal receivables outstanding for the indicated period. However, for months in which new accounts were designated to the trust, the average principal receivables outstanding amount is the average of (1) the aggregate amount of principal receivables outstanding on the first day of the month and (2) the aggregate amount of principal receivables outstanding on the effective date of the addition, weighted by the number of days in the month before and after the addition.

o Net charge-offs are gross charge-offs less recoveries. Gross charge-offs are principal charge-offs before recoveries. Gross charge-offs do not include reductions in principal receivables outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments.

Delinquencies (dollars in thousands)
                                            At December 31,
                           1996                   1997                  1998            At March 31, 1999
                        $           %          $          %          $          %          $          %
------------------ ------------- -------- ------------ -------- ------------ --------- ---------- ----------
Principal
receivables
outstanding          $8,578,283            $9,577,202           $14,274,783              $[...]

Delinquent amount:
     31 - 60 days       $97,263    1.13%     $106,718    1.11%     $166,192     1.16%    $[...]      [...]%
     61 - 90 days       $63,754    0.74%      $66,032    0.69%     $102,873     0.72%    $[...]      [...]%
    91 - 120 days       $48,878    0.57%      $50,430    0.53%      $78,575     0.55%    $[...]      [...]%
    over 120 days       $69,560    0.81%      $67,787    0.71%     $104,214     0.73%    $[...]      [...]%
------------------  ------------- ------- ------------ -------- ------------ --------- ---------- ----------
Total                  $279,455    3.26%     $290,967    3.04%     $451,854     3.17%    $[...]      [...]%
                    ============= ======= ============ ======== ============ ========= ========== ==========

In the preceding table, principal receivables outstanding consist of end of day principal receivables on the date indicated. The delinquent amount includes both principal and finance charge receivables.


Revenue experience
------------------

Revenues for the trust from finance charges and fees paid by cardmembers and from interchange are shown in the following table.

Revenue (dollars in thousands)

                                                           Year ended December 31,                  At March 31,
                                                   1996              1997             1998              1999
---------------------------------------------------------------------------------------------------------------
Average principal receivables                   $6,959,895       $9,037,357       $12,201,842           $[...]
outstanding

Finance charges and fees paid                   $1,010,052       $1,291,112        $1,741,840           $[...]

Interchange (estimated)                           $184,455         $231,118          $281,293             $[...]
---------------------------------------------------------------------------------------------------------------

Total finance charges and fees paid and
interchange                                     $1,194,507       $1,522,230        $2,023,133             $[...]

Average revenue yield (total finance
charges and fees paid and interchange
divided by average principal                                                                              [...]%
receivables outstanding)                            17.16%           16.84%            16.58%       (annualized)

In the preceding table:

o Average principal receivables outstanding is calculated in the same way as in the table of loss experience above.

o Finance charges and fees paid consist of periodic finance charges, late fees, cash advance fees, annual membership fees and other charges.

The revenues for finance charges shown in the tables above depend in part upon the degree to which cardmembers use their credit cards as revolving debt instruments for purchases and cash advances, thus paying off credit card account balances over several months. This contrasts with convenience use, where cardmembers pay off their entire balance each month, thereby avoiding finance charges on purchases.


Finance charges and fee revenues also depend on

o    other services cardmembers use and charge on their cards,

o the types of charges and fees assessed by Universal Bank on the accounts, and

o    whether the accounts are nonpremium or premium accounts.

Accordingly, revenues will be affected by future changes in the use of the cards, the types of charges and fees assessed on the accounts and on the proportions of the receivable balances of nonpremium and premium accounts. Revenues could also be adversely affected by future changes in the charges and fees assessed by Universal Bank.

Neither UCS nor any of its affiliates can predict how future changes in credit card usage or in the terms of the accounts will affect revenues.

Principal payment experience
----------------------------

The following table shows the highest, lowest and average cardmember monthly principal payment rates for the periods shown.

The highest and lowest monthly principal payment rates are calculated by dividing

o principal payments from cardmembers posted to the accounts during the month by

o     the average principal receivables outstanding for the month.

The monthly average principal payment rate is calculated by dividing

o the ratio of principal payments from cardmembers posted to the accounts during the indicated period over the number of months in the period, by

o the average principal receivables outstanding for the period, calculated in the same way as in the table of loss experience above.

Monthly principal payment rates

                                                        Year ended December 31,                 Three months
                                               1996             1997              1998         ended March 31,
                                                                                                   1999
---------------------------------------------------------------------------------------------------------------
Lowest month                                  15.57%           14.96%            14.88%            [...]%

Highest month                                 18.84%           19.52%            18.17%            [...]%

Monthly average                               17.02%           17.44%            16.14%            [...]%



THE RECEIVABLES


The accounts designated to the trust represent substantially all of the eligible accounts in Universal Bank's portfolio. Universal Bank believes that the accounts designated to the trust are representative of the eligible accounts in Universal Bank's portfolio and do not represent an adverse selection from among the eligible accounts. References to "receivables outstanding," "receivables" and "total receivables" in this section include finance charge receivables, principal receivables and $[...] in calling card transactions.

On [date]

o The receivables in the trust included $[...] of principal receivables and $[...] of finance charge receivables.

o The accounts had an average total receivables balance of $[...] and an average credit limit of $[...].

o The aggregate total receivables balance as a percentage of the aggregate total credit limit was [...]%.

o    The average age of the accounts was approximately [...] months.

o All of the accounts designated to the trust were MasterCard or VISA credit card accounts, of which [...]% were non-premium accounts and [...]% were premium accountS.

o The total receivables balance of non-premium accounts was [...]% of total receivables, and of premium accounts was [...]% of total receivables.

o The following are the approximate percentages of receivables in accounts of cardmembers with billing addresses in the listed states:

       [state]                      [...]%
       [state]                      [...]%
       [state]                      [...]%
       [state]                      [...]%
       [state]                      [...]%

o Not more than 5% of the receivables were in accounts of cardmembers with billing addresses in any other single state.

The following tables describe the accounts designated to the trust by various criteria on [date]. Because the composition of the trust receivables changes over time, these tables are not necessarily indicative of the composition of the trust receivables at any time after [date].

Composition by account balance
                                   Number of         Percentage of       Receivables     Percentage of total
Account balance range              accounts          total number of     outstanding     receivables
                                                     accounts                            outstanding
---------------------------------- ----------------- ------------------- --------------- ---------------------
    Credit balance

        No balance

    $ 0 -- $ 1,500

$ 1,501 -- $ 5,000

$ 5,001 -- $10,000

      Over $10,000
---------------------------------- ----------------- ------------------- --------------- ---------------------
             Total                                    100%                $               100%

A credit balance results from cardmember payments and adjustments exceeding the unpaid balance. Accounts with credit or no balances are included in the preceding table because receivables may be generated in these accounts in the future.

Composition by credit limit
                                    Number of         Percentage of       Receivables     Percentage of total
Credit limit range                  accounts          total number of     outstanding     receivables
                                                      accounts                            outstanding
----------------------------------- ----------------- ------------------- --------------- ---------------------
     $ 0 - $ 1,500

$ 1,501 -- $ 5,000

$ 5,001 -- $10,000

      Over $10,000
----------------------------------- ----------------- ------------------- --------------- ---------------------
             Total                                     100%                $               100%

Composition by period of delinquency
                                    Number of         Percentage of       Receivables     Percentage of
Days contractually delinquent       accounts          accounts            outstanding     receivables
                                                                                          outstanding
----------------------------------- ----------------- ------------------- --------------- ---------------------
    Not delinquent

     Up to 30 days

      31 - 60 days

      61 - 90 days

      91 -120 days

More than 120 days
----------------------------------- ----------------- ------------------- --------------- ---------------------
             Total                                     100%                $               100%

Composition by account age
                                    Number of         Percentage of       Receivables     Percentage of total
Account age                         accounts          total number of     outstanding     receivables
                                                      accounts                            outstanding
----------------------------------- ----------------- ------------------- --------------- ---------------------
     Not more than 6 months

 Over 6 months to 12 months

Over 12 months to 24 months

Over 24 months to 36 months

Over 36 months to 48 months

             Over 48 months
----------------------------------- ----------------- ------------------- --------------- ---------------------
                      Total                            100%                $               100%

UNDERWRITING



The underwriters named below have agreed to purchase the class A and class B certificates set forth opposite their names:

                                             Initial principal balance of
                                                      certificates
        Underwriters
                                            Class A                 Class B
                                       $                      $



                                      -----------------------------------------
                               Totals  $                      $
                                      =========================================


The underwriters must purchase all of the class A and B certificates. However, the underwriters' obligation to purchase the certificates is subject to the approval of legal matters by their counsel and to other conditions.

The underwriters intend to make a market in the class A and B certificates. However, the underwriters are not obligated to make a market, and they may discontinue market-making at any time. An active public market for the certificates may not develop.

The underwriters are permitted to engage in transactions that stabilize, maintain, or otherwise affect the price of the class A and B certificates. The underwriters are also permitted to create short positions in the certificates - that is, to sell more certificates than they purchase from the trust. If the underwriters engage in such transactions, they may discontinue such transactions without notice.

Purchase of certificates in the open market for stabilization or to reduce short positions could cause the price of the certificates to be higher than it might otherwise be. However, neither Universal Bank, UCS nor the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the certificates.

The underwriters intend initially to offer the class A and B certificates to the public at the prices shown on the cover page of this prospectus. The underwriters also intend to offer certificates to selected dealers at that price less concessions not in excess of [...]% of the initial principal balance for class A certificates and [...]% of the initial principal balance for class B certificates. The underwriters may allow, and the dealers may reallow, concessions not in excess of [...]% of the initial principal balance for class A certificates and [...]% of the initial principal balance for class B certificates to selected brokers and dealers. After the initial public offering, the underwriters may change the public offering price and other selling terms of the certificates.

Universal Bank will indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments the underwriters may be required to make under the Securities Act of 1933. The underwriters will reimburse Universal Bank for some expenses of the issuance and distribution of the certificates.

Universal Bank and UCS have a number of broker-dealer affiliates, including Salomon Smith Barney, that are members of the NASD and that may participate in the offering of the certificates. Accordingly, the offering of the certificates will conform with the requirements of rule 2720 of the NASD's conduct rules.

This prospectus may also be used by Universal Bank's and UCS's broker-dealer affiliates in offers and sales of the certificates in market making transactions at negotiated prices related to prevailing market prices at the time of sale. These affiliates may act as principal or agent in such transactions.


United Kingdom
--------------

Each underwriter will represent and agree that

o it has complied and will comply with the applicable provisions of the Financial Services Act 1986 for anything it does in relation to the certificates that involves the United Kingdom,

o it has only issued, distributed or passed on, and will only issue, distribute or pass on, in the United Kingdom any document received by it in connection with the issue of the certificates to a person who is of a kind described in article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued, distributed or passed on,

o if it is an authorized person under chapter III of part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this prospectus if that person is of a kind described either in section 76(2) of the Financial Services Act 1986 or in regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991, and

o it is a person of a kind described in article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.



LEGAL OPINIONS


Marla Berman Lewitus, as an Associate General Counsel - Corporate Law of Citigroup Inc., will deliver a legal opinion to Universal Bank and the trust on matters, other than tax matters, relating to the certificates. Cravath, Swaine & Moore, New York, New York will deliver a legal opinion to the Underwriters on the certificates, and will also deliver a legal opinion to Universal Bank on the federal tax consequences of the issuance of the certificates and related matters.

APPENDIX 1 - OTHER SERIES



The table below shows the principal characteristics of all other outstanding series issued by the trust. You can contact UCS at (904) 954-7500 for more detailed information about any series. UCS will provide you, without charge, a copy of the prospectus for any publicly issued series. Series 1995-5, series 1998-1, series 1998-2, series 1998-3, series 1998-4, series 1998-5, series
1998-6, series 1998-7, series 1998-8, series 1998-9 and series 1999-1 were not publicly issued.

The amounts given below for controlled accumulation amounts, and the dates given for the beginning of controlled accumulation periods, are subject to modification in a manner similar to that described above for this series. Also, the revolving period for series that were not publicly issued can be shortened, and the start of the controlled accumulation or amortization period brought forward, at Universal Bank's direction. All series listed are excess allocation and principal sharing series.


(1) Series 1995-2
-----------------

Initial invested amount                                             $750 million
Class A initial invested amount                                     $675 million
Class A certificate rate                                                   5.95%
Class B initial invested amount                                  $35.625 million
Class B certificate rate                                                    6.1%
Controlled accumulation amount                                       $59,218,750
Controlled accumulation period begins                         September 30, 1999
Annual servicing fee                                                          2%
Collateral interest initial invested amount                      $39.375 million
Enhancement for class A and B                                Collateral interest
Other enhancement for class A                           Subordination of class B
Scheduled principal payment                                     October 17, 2000
Issuance date                                                  November 15, 1995
Reallocation group                                                            II


(2)  Series 1995-3
------------------

Initial invested amount                                             $750 million
Class A initial invested amount                                   $652.5 million
Class A certificate rate                            Three-month LIBOR plus 0.19%
Class B initial invested amount                                      $45 million
Class B certificate rate                             Three-month LIBOR plus 0.3%

Controlled accumulation amount                                   $58.125 million
Controlled accumulation period begins                         September 30, 2001
Annual servicing fee                                                          2%
Collateral interest initial invested amount                        $52.5 million
Enhancement for class A and B                                Collateral interest
Other enhancement for class A                           Subordination of class B
Scheduled principal payment                                     October 17, 2002
Issuance date                                                  November 15, 1995
Reallocation group                                                             I


(3)  Series 1995-5 (amended July 17, 1998)
------------------------------------------

Initial invested amount                                             $500 million
Class A initial invested amount                                     $455 million
Class A certificate rate                                  Commercial paper index
Annual servicing fee                                                          2%
Collateral interest initial invested amount                          $45 million
Enhancement for class A certificates                         Collateral interest
Controlled amortization period begins                              July 31, 2000
Scheduled final payment                                          August 17, 2001
Issuance date                                                  December 21, 1995
Reallocation group                                                            IV


(4)  Series 1996-1
------------------

Initial invested amount                                               $1 billion
Class A initial invested amount                                     $850 million
Class A certificate rate                           Three-month LIBOR plus 0.125%
Class B initial invested amount                                      $80 million
Class B certificate rate                            Three-month LIBOR plus 0.26%
Controlled accumulation amount                                     $77.5 million
Controlled accumulation period begins                             March 31, 2000
Annual servicing fee                                                          2%
Collateral interest initial invested amount                          $70 million
Enhancement for class A and B                                Collateral interest
Other enhancement for class A                           Subordination of class B
Scheduled principal payment                                       April 17, 2001
Series issuance date                                              April 30, 1996
Reallocation group                                                             I


(5)  Series 1996-2
------------------

Initial invested amount                                               $1 billion
Class A initial invested amount                                     $850 million
Class A certificate rate                            Three-month LIBOR plus 0.07%
Class B initial invested amount                                      $80 million

Class B certificate rate                            Three-month LIBOR plus 0.21%
Controlled accumulation amount                                     $77.5 million
Controlled accumulation period begins                               May 31, 1998
Annual servicing fee                                                          2%
Collateral interest initial invested amount                          $70 million
Enhancement for class A and B                                Collateral interest
Other enhancement for class A                           Subordination of class B
Scheduled principal payment                                        June 17, 1999
Issuance date                                                      June 27, 1996
Reallocation group                                                             I


(6)  Series 1996-3
------------------

Initial invested amount                                               $1 billion
Class A initial invested amount                                     $850 million
Class A certificate rate                             Three-month LIBOR plus 0.1%
Class B initial invested amount                                      $80 million
Class B certificate rate                             Three-month LIBOR plus 0.3%
Controlled accumulation amount                                     $77.5 million
Controlled accumulation period begins                            August 31, 2000
Annual servicing fee                                                          2%
Collateral interest initial invested amount                          $70 million
Enhancement for class A and B                                Collateral interest
Other enhancement for class A                           Subordination of class B
Scheduled principal payment                                   September 17, 2001
Issuance date                                                 September 17, 1996
Reallocation group                                                             I


(7)  Series 1997-1
------------------

Initial invested amount                                               $1 billion
Class A initial invested amount                                     $850 million
Class A certificate rate                            Three-month LIBOR plus 0.09%
Class B initial invested amount                                      $80 million
Class B certificate rate                            Three-month LIBOR plus 0.28%
Controlled accumulation amount                                     $77.5 million
Controlled accumulation period begins                             March 31, 2001
Annual servicing fee                                                          2%
Collateral interest initial invested amount                          $70 million
Enhancement for class A and B                                Collateral interest
Other enhancement for class A                           Subordination of class B
Scheduled principal payment                                       April 17, 2002
Issuance date                                                       May 14, 1997
Reallocation group                                                             I

(8)  Series 1998-1
------------------

Initial invested amount                                             $800 million
Class A initial invested amount                                     $744 million
Class A certificate rate                                  Commercial paper index
Annual servicing fee                                                          2%
Collateral interest initial invested amount                          $56 million
Enhancement for class A                                      Collateral interest
Controlled amortization period begins                              June 30, 2000
Scheduled final payment                                            July 17, 2001
Issuance date                                                       June 4, 1998
Reallocation group                                                           III


(9)  Series 1998-2
------------------

Initial invested amount                                             $800 million
Class A initial invested amount                                     $750 million
Class A certificate rate                                  Commercial paper index
Annual servicing fee                                                          2%
Collateral interest initial invested amount                          $50 million
Enhancement for class A                                      Collateral interest
Controlled amortization period begins                              June 30, 2000
Scheduled final payment                                           July  17, 2001
Issuance date                                                       June 9, 1998
Reallocation group                                                           III


(10)  Series 1998-3
-------------------

Initial invested amount                                             $1.1 billion
Class A initial invested amount                                   $1.023 billion
Class A certificate rate                                  Commercial paper index
Annual servicing fee                                                          2%
Collateral interest initial invested amount                          $77 million
Enhancement for class A                                      Collateral interest
Controlled amortization period begins                              June 30, 2000
Scheduled final payment                                            July 17, 2001
Issuance date                                                      June 16, 1998
Reallocation group                                                           III


(11)  Series 1998-4
-------------------

Initial invested amount                                             $800 million
Class A initial invested amount                                     $744 million
Class A certificate rate                                  Commercial paper index
Annual servicing fee                                                          2%
Collateral interest initial invested amount                          $56 million

Enhancement for class A                                      Collateral interest
Controlled amortization period begins                              June 30, 2000
Scheduled final payment                                            July 17, 2001
Issuance date                                                      June 18, 1998
Reallocation group                                                           III


(12)  Series 1998-5
-------------------

Initial invested amount                                             $500 million
Class A initial invested amount                                     $465 million
Class A certificate rate                                  Commercial paper index
Annual servicing fee                                                          2%
Collateral interest initial invested amount                          $35 million
Enhancement for class A                                      Collateral interest
Controlled amortization period begins                         September 30, 2000
Scheduled final payment                                         October 17, 2001
Issuance date                                                 September 22, 1998
Reallocation group                                                           III


(13)  Series 1998-6
-------------------

Initial invested amount                                             $600 million
Class A initial invested amount                                     $558 million
Class A certificate rate                                  Commercial paper index
Annual servicing fee                                                          2%
Collateral interest initial invested amount                          $42 million
Enhancement for class A                                      Collateral interest
Controlled amortization period begins                         September 30, 2000
Scheduled final payment                                         October 17, 2001
Issuance date                                                 September 29, 1998
Reallocation group                                                           III


(14)  Series 1998-7
-------------------

Initial invested amount                                             $400 million
Class A initial invested amount                                     $372 million
Class A certificate rate                                  Commercial paper index
Annual servicing fee                                                          2%
Collateral interest initial invested amount                          $28 million
Enhancement for class A                                      Collateral interest
Controlled amortization period begins                         September 30, 2000
Scheduled final payment                                         October 17, 2001
Issuance date                                                 September 24, 1998
Reallocation group                                                           III

(15)  Series 1998-8
-------------------

Initial invested amount                                             $250 million
Class A initial invested amount                                   $232.5 million
Class A certificate rate                                  Commercial paper index
Annual servicing fee                                                          2%
Collateral interest initial invested amount                        $17.5 million
Enhancement for class A                                      Collateral interest
Controlled amortization period begins                          November 30, 2000
Scheduled final payment                                        December 17, 2001
Issuance date                                                  November 19, 1998
Reallocation group                                                           III


(16)  Series 1998-9
-------------------

Initial invested amount                                             $750 million
Class A initial invested amount                                   $697.5 million
Class A certificate rate                                  Commercial paper index
Annual servicing fee                                                          2%
Collateral interest initial invested amount                        $52.5 million
Enhancement for class A                                      Collateral interest
Controlled amortization period begins                          December 31, 2000
Scheduled final payment                                         January 17, 2002
Issuance date                                                  December 10, 1998
Reallocation group                                                           III


(17)  Series 1999-1
-------------------

Initial invested amount
Class A initial invested amount
Class A certificate rate
Annual servicing fee
Collateral interest initial invested amount
Enhancement for class A
Controlled amortization period begins
Scheduled final payment
Issuance date
Reallocation group

APPENDIX 2 - ALLOCATION FORMULAS



First allocation: to series
---------------------------

For each calendar month, UCS will allocate to each outstanding series its portion of finance charge collections ("series allocable finance charge collections"), principal collections ("series allocable principal collections") and charge-offs of defaulted principal receivables ("series allocable defaulted amount").

Series allocable finance charge collections, series allocable principal collections and series allocable defaulted amount mean, for this series and for any calendar month, the product of (a) the series allocation percentage for this series and (b) the amount of collections of finance charge receivables deposited in the collection account, the amount of collections of principal receivables deposited in the collection account and the amount of all charge-offs of defaulted principal receivables for the month, respectively.

Series allocation percentage means, for this series and for any calendar month, the percentage equivalent of a fraction, the numerator of which is the sum of the series adjusted invested amount for this series as of the last day of the immediately preceding calendar month plus the margin for the series used to determine the required amount of principal receivable for this series as of the last day of the immediately preceding calendar month and the denominator of which is the trust adjusted invested amount plus the sum for all series of the margins for the series used to determine the required amount of principal receivables.

Series adjusted invested amount means, for this series and for any calendar month, the invested amount for this series, less the excess, if any, of all reductions in the invested amount (other than any reductions occasioned by payments of principal to this series certificate holders or to the holder of the collateral interest) as of the last day of the preceding calendar month over the aggregate amount of any reversal of such reductions as of such last day.

Trust adjusted invested amount means, for any calendar month, the sum of the series adjusted invested amounts for all outstanding series.


Second allocation: between investors and Universal Bank
-------------------------------------------------------

The series allocable finance charge collections and the series allocable defaulted amount for this series for any calendar month will be allocated to the certificates and the collateral interest of this series based on the floating allocation percentage; the remainder of such series allocable finance charge collections and series allocable defaulted amount will be allocated to Universal Bank. The floating allocation percentage means, for any calendar month, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the sum of the adjusted invested amounts of all classes of the series as of the last day of the preceding calendar month (or for the first calendar month, the initial invested amount) and the denominator of which is the product of (a) the sum of the total amount of the principal receivables in the trust as of such day (subject to adjustment to give effect to designations of additional accounts and removed accounts) (or for the first calendar month, the total amount of principal receivables in the trust on the closing date) and the principal amount on deposit in the special funding account as of such day and (b) the series allocation percentage.

The series allocable finance charge collections allocated to the certificates and the collateral interest will be the investor finance charge collections. Investor finance charge collections will be reallocated among all series in group [ ] as set forth in the core prospectus. Reallocated investor finance charge collections allocated to this series and the investor default amount will be further allocated between the class A certificate holders, the class B certificate holders and the holder of the collateral interest in accordance with the class A floating percentage, the class B floating percentage and the collateral floating percentage, respectively. The class A floating percentage means, for any calendar month, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the class A adjusted invested amount as of the close of business on the last day of the preceding calendar month (or for the first calendar month, as of the closing date) and the denominator of which is equal to the adjusted invested amount for all classes of the series as of the close of business on such day (or, for the first calendar month, the initial invested amount). The class B floating percentage means, for any calendar month, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the class B adjusted invested amount as of the close of business on the last day of the preceding calendar month (or for the first calendar month, as of the closing date) and the denominator of which is equal to the adjusted invested amount for all classes of the series at the close of business on such day (or for the first calendar month, the initial invested amount). The collateral floating percentage means, for any calendar month, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the collateral invested amount as of the close of business on the last day of the preceding calendar month (or for the first calendar month, as of the closing date) and the denominator of which is equal to the adjusted invested amount for all classes of the series as of the close of business on such day (or for the first calendar month, the initial invested amount).

Series allocable principal collections for this series will be allocated to the certificates and the collateral interest of this series based on the principal allocation percentage; the remainder of such series allocable principal collections will be allocated to Universal Bank. The principal allocation percentage means, for any calendar month, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is (a) during the revolving period, the series adjusted invested amount for this series as of the last day of the immediately preceding calendar month (or, in the case of the first calendar month, the closing date) and (b) during the controlled accumulation period or the early amortization period, the series adjusted invested amount for this series as of the last day of the revolving period and the denominator of which is the product of (1) the sum of the total amount of principal receivables in the trust as of the last day of the immediately preceding calendar month (subject to adjustment to give effect to designations of additional accounts and removed accounts) and the principal amount on deposit in the special funding account as of such last day (or, in the case of the first calendar month, the closing date) and (2) the series allocation percentage for this series as of the last day of the immediately preceding calendar month; provided, however, that because the certificates of this series are subject to being paired with a future series, if a "pay out event" or a "reinvestment event" (as those terms are defined in the related supplement) occurs for a paired series during the controlled accumulation period for this series, Universal Bank may, by written notice delivered to the trustee and UCS, designate a different numerator for the foregoing fraction, provided that such numerator is not less than the adjusted invested amount as of the last day of the revolving period for such paired series and Universal Bank shall have received written notice from each rating agency that such designation will satisfy the rating agency condition and Universal Bank shall have delivered to the trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of Universal Bank, such designation will not cause a pay out event or an event that, after the giving of notice or lapse of time, would constitute a pay out event, to occur for this series.

Such amounts so allocated to the certificates and the collateral interest of this series will be further allocated to the class A certificate holders, the class B certificate holders and the holder of the collateral interest based on the class A principal percentage, the class B principal percentage and the collateral principal percentage, respectively.

The class A principal percentage means, for any calendar month (a) during the revolving period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is equal to the class A invested amount as of the last day of the immediately preceding calendar month (or, in the case of the first calendar month, the initial class A invested amount), and the denominator of which is equal to the invested amount as of such day (or, in the case of the first calendar month, the initial invested amount) and (b) during the controlled accumulation period or the early amortization period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the class A invested amount as of the end of the revolving period, and the denominator of which is the invested amount as of such day.

The class B principal percentage means, for any calendar month, (1) during the revolving period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the class B invested amount as of the last day of the immediately preceding calendar month (or, in the case of the first calendar month, the initial class B invested amount) and the denominator of which is the invested amount as of such day (or, in the case of the first calendar month, the initial invested amount) and (2) during the controlled accumulation period or the early amortization period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the class B invested amount as of the end of the revolving period, and the denominator of which is the invested amount as of such day.

The collateral principal percentage means, for any calendar month, (1) during the revolving period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the collateral invested amount as of the last day of the immediately preceding calendar month (or, in the case of the first calendar month, the initial collateral invested amount) and the denominator of which is the invested amount as of such day (or in the case of the first calendar month, the initial invested amount) and (2) during the controlled accumulation period or the early accumulation period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the collateral invested amount as of the end of the revolving period, and the denominator of which is the invested amount as of such day.

As used in this appendix, the following terms have the meanings indicated:

Class A invested amount for any date means an amount equal to (1) the initial class A invested amount, less (2) the amount of principal payments made to holders of the class A certificates on or prior to such date, less (3) the excess, if any, of the aggregate amount of class A investor charge-offs for all prior distribution days over the aggregate amount of any reimbursements of class A investor charge-offs for all distribution days prior to such date.

Class B invested amount for any date means an amount equal to (1) the initial class B invested amount, less (2) the amount of principal payments made to holders of the class B certificates on or prior to such date, less (3) the aggregate amount of class B investor charge-offs for all prior distribution days, less (4) the aggregate amount of reallocated principal collections for all prior distribution days which have been used to fund the required amount of principal receivables for such distribution days (excluding any reallocated principal collections that have resulted in a reduction of the collateral invested amount), less (5) the amount by which the class B invested amount has been reduced by principal reallocations to reverse any reduction in the class A invested amount caused by charge-offs of principal receivables on all prior distribution days as described in the prospectus supplement under "Reallocation of class B and collateral interest principal collections," plus (6) the aggregate amount of excess spread and excess finance charge collections allocated to this series and applied on all prior distribution days for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (3), (4) and (5); provided, however, that the class B invested amount may not be reduced below zero. Class A adjusted invested amount for any date means an amount equal to the then current class A invested amount less the funds on deposit in the principal funding account (up to the class A invested amount) on such date.

Class B adjusted invested amount for any date means an amount equal to the class B invested amount less the funds on deposit in the principal funding account in excess of the class A invested amount on such date.

Collateral invested amount for any date means an amount equal to (1) the initial collateral invested amount, less (2) the aggregate amount of principal payments made to the holder of the collateral interest prior to such date, less (3) the aggregate amount of collateral charge-offs for all prior distribution days, less
(4) the aggregate amount of reallocated principal collections for all prior distribution days, less (5) the aggregate amount by which the collateral invested amount has been reduced by principal reallocations to reverse any reduction in the class A invested amount caused by charge-offs of principal receivables on all prior distribution days as described in the prospectus supplement under "Reallocation of class B and collateral interest principal collections," and plus (6) the aggregate amount of excess spread and excess finance charge collections allocated to this series and applied on all prior distribution days for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (3), (4) and (5); provided, however, that the collateral invested amount may not be reduced below zero.

Invested amount for any date means an amount equal to the sum of the class A invested amount, the class B invested amount and the collateral invested amount on such date.

CORE PROSPECTUS
May 21, 1999



Universal Bank, N.A.
200 Brookstone Centre, Suite 110
Columbus, Georgia 31904
(706) 257-1700

Universal Card Services Corp.,
servicer
8787 Baypine Road,
Jacksonville, Florida 32256
(904) 954-7500


UNIVERSAL CARD MASTER TRUST
ASSET BACKED CERTIFICATES



   You should read "General risk factors," beginning on page [...] of this core prospectus, and any "Series risk factors" section in the preceding prospectus supplement, before you purchase any certificates.

SUMMARY


The certificates
----------------

Each certificate represents ownership of an interest in the assets of Universal Card Master Trust (the trust). The trust's assets consist primarily of credit card receivables transferred to the trust by Universal Bank or a predecessor transferor.


Series and classes
------------------

The certificates offered by this prospectus are part of a single series. A series may include several classes of certificates, and may include classes of other interests in the trust. A typical structure for a series involves two certificate classes, A and B, and a collateral interest class. Some classes may not be offered to the public, and some classes may be sold to Universal Bank or its affiliates.


Denominations
-------------

You can purchase certificates of this series only in multiples of $1,000.


Other series
------------

The trust has issued other series in the past and anticipates issuing additional series in the future. The trust will issue these series without obtaining your approval. However, a new series can not be issued if its issuance would

o    reduce the rating of any class or series, or

o in Universal Bank's reasonable belief, materially and adversely affect the timing or amount of a payment on a certificate of any series.


Interest, principal and invested amount
---------------------------------------

Each certificate will have an interest rate, a principal balance and an invested amount.

o The interest rate(s) of the certificates of this series are stated in the prospectus supplement. The interest rate may be a fixed rate or a variable rate. Interest will be paid on the dates stated in the prospectus supplement.

o The initial invested amount of a certificate will generally equal the certificate's initial principal balance. Like the principal balance of a certificate, the invested amount will be reduced by principal payments. However, unlike the certificate's principal balance, a certificate's invested amount could also be reduced as the result of charge-offs of defaulted receivables (described below) or reallocations of principal collections to a more senior class (described in the prospectus supplement, if applicable).

Certificate holders - that is, registered holders of certificates - will generally be entitled to receive out of the trust's assets

o interest on the principal balance of the certificate at its stated interest rate (but certificates of some classes may only be entitled to interest on their invested amount), and

o    principal payments up to the certificate's invested amount.

Interest and principal will be paid to persons who were certificate holders on the record date for the payment. The record date for a payment will generally be the last day of the calendar month preceding the date that interest or principal is paid.

Holders of other interests in a series may also be entitled to payments of interest and principal as described in the prospectus supplement.

Payments of interest and principal to certificate holders can not exceed the collections on the trust assets that are available for distribution. If the trust does not have enough collections available to make a full payment of principal or interest on a certificate, the holder will not have any claim against Universal Bank or any of its affiliates for the shortfall.

A certificate holder or a holder of another class of interests in the series (together, the series investors) will not generally have a claim on specific receivables in the trust. However, an investor may have limited claims against other specific trust assets, such as bank accounts or credit enhancement specifically designated for a class of investors.


Universal Bank's interest in the trust
--------------------------------------

In addition to the investors in the various series, Universal Bank will have an ownership interest in the trust's assets that will entitle it to receive a portion of collections on the receivables in the trust. Universal Bank's ownership interest will fluctuate as the amount of receivables held by the Trust rises and falls, and may decrease as new series are issued or increase as old series are paid off. Universal Bank's ownership interest in the trust is not subordinated to the interests of the investors, or vice-versa, and does not provide credit enhancement for investors. For purposes of this prospectus, Universal Bank is not an "investor" and does not have an interest in any class of any series, except insofar as it may purchase certificates or other interests in a series.


Receivables
-----------
Universal Bank maintains MasterCard(R) and VISA(R) revolving credit cardmember accounts for cardmembers. When a cardmember uses his or her credit card, the cardmember creates a right to receive payment - a receivable - in favor of Universal Bank. The receivable may be either

o a principal receivable for goods and services purchased by the cardmember or a cash advance to the cardmember, or

o a finance charge receivable for interest on unpaid balances in the cardmember's account, cash advance fees, administrative fees, late charges, overlimit fees, credit insurance premiums and annual membership fees.

Collections of finance charge receivables also include recoveries on receivables previously charged off as uncollectible, some returns on investments of cash held by the trust, and other amounts. Also, between 1% and 2% of collections on purchases, representing "interchange" fees received from merchants, will be classified as finance charge collections.

Universal Bank has sold the receivables in designated cardmember accounts, along with future receivables that cardmembers create in those accounts, to the trust. The trust's assets will constantly change as the cardmembers pay off old receivables and create new ones.

Universal Bank may designate new cardmember accounts whose receivables will be transferred to the trust. In limited circumstances, Universal Bank may remove the receivables in designated accounts from the trust, and may redesignate some finance charge receivables as principal receivables, or vice-versa.


Revolving, controlled accumulation and controlled amortization periods
----------------------------------------------------------------------

Your series, like other series issued by the trust, has an initial revolving period that is scheduled to be followed by either a controlled accumulation period or a controlled amortization period.

During your series' revolving period, no principal will be paid to, or deposited in a segregated account for, investors. Instead, principal collections allocated to your series will generally be reinvested in new principal receivables or used to make principal payments or deposits for other series of certificates. The revolving period for your series is scheduled to end on the date stated in the prospectus supplement.

If your series has a controlled accumulation period, during that period the trust will make monthly deposits of collections on principal receivables to a segregated principal funding account. Each deposit will be no greater than a controlled accumulation amount, plus any portion of the controlled accumulation amount that was not deposited in prior months. Any principal collections that are not required to be deposited in the principal funding account will be reinvested in principal receivables or used to make principal payments on other series of certificates.

The controlled accumulation period will generally be scheduled to last 12 calendar months. A certificate holder is then scheduled to receive from the principal funding account (and from other collections of principal receivables) a single principal payment equal to the invested amount of the holder's certificate on the scheduled principal payment date. The prospectus supplement states the scheduled first and last day of any controlled accumulation period, the scheduled amounts and timing of the deposits to any principal funding account and the scheduled principal payment date.

If your series has a controlled amortization period, a certificate holder will be entitled during that period to receive both interest payments and periodic partial payments of principal on the holder's certificate. The principal payments are intended to reduce the invested amounts of the certificates to zero by the scheduled final payment date. The prospectus supplement states the scheduled amounts and dates of any controlled amortization payments and the scheduled final payment date.

Within limits described in the prospectus supplement, Universal Card Services
(UCS), as servicer, may postpone the beginning (but not the end) of a controlled accumulation or controlled amortization period. A postponement will extend the revolving period.

The various classes of a series could have controlled accumulation or amortization periods that start or end on different dates, and there could be separate principal funding accounts for different classes.

As discussed below in "Early accumulation and amortization periods," a revolving, controlled accumulation or controlled amortization period may end earlier than scheduled.


Series termination
------------------

The series termination date for your series is stated in the prospectus supplement. The series termination date is generally at least two years after the scheduled end of the controlled accumulation or controlled amortization period.

Approximately two months before your series termination date, if the invested amount of your series has not been reduced to zero, the trustee will solicit bids for

o principal receivables in an amount equal to the invested amount of all the classes of your series on the last day of the month preceding the series termination date, and

o    the related finance charge receivables.

These receivables will be sold to the highest bidder on the series termination date. Universal Bank can submit a bid and see the other bids.

The proceeds of the sale, together with some other collections on receivables, will be allocated to your series as receivable collections and will be distributed to the certificate holders on the series termination date. UCS will determine the proportions of the proceeds that will be treated as principal and finance charge collections. After the series termination date, no further principal or interest payments will be made on your series.


Your ownership interest in trust assets
---------------------------------------

For most publicly issued series, the only certificate holder will be a securities depository, which will hold the certificates for its participants. You will therefore own your certificates indirectly - that is, through a direct or indirect participant bank, brokerage house or other institution that maintains securities accounts for its customers. Some features of this indirect ownership system are described below in "Book entry and paper certificates."

A certificate holder will have an ownership interest in

o principal receivables in the trust equal to the certificate's adjusted invested amount - that is, the certificate's invested amount less any funds in a principal funding account that are allocable to the certificate, and

o    related finance charge receivables.

Some classes of investors may also have ownership interests in a portion of funds in the principal funding and other trust accounts.

Funds in a principal funding account are allocable to classes in order of seniority - that is, all funds are allocable to the most senior class up to its invested amount, then to the next most senior class, and so forth. Funds allocated to a class are allocated to the certificates of the class in proportion to their invested amounts.

A certificate's interest in the trust will not be an interest in specific receivables, but rather will be a percentage interest in every receivable in the trust. As the amount of principal receivables in the trust rises and falls, Universal Bank's percentage ownership interest in the principal receivables will rise and fall so as to keep the ownership interest of each certificate in principal receivables equal to the certificate's adjusted invested amount.

Charged-off losses on receivables
---------------------------------

Every month, some principal receivables in the trust are charged off as uncollectible. When a principal receivable is charged off, the charge-off is generally allocated among the interests in the trust, including Universal Bank and the certificates and other interests of each series. Charge-offs allocated to your certificate could reduce the invested amount of your certificate. However,

o some portion of the finance charge collections allocated to your series and of other series may be available to reverse any reduction in the invested amount of your certificate. The reversal is accomplished by reinvesting that portion of the finance charge collections in principal receivables to replace the charged-off principal receivables.

o if there are classes of certificates or other interests that are subordinated to your certificate, any reduction in invested amount will be borne first by the subordinated classes.


Early accumulation and amortization periods
-------------------------------------------

The trust's ability to make scheduled payments of principal and interest to all certificate holders depends on there being no material adverse divergence from Universal Bank's past experience in the manner in which cardmembers as a group generate and pay off receivables in the trust. If, for example, there is a substantial decline in credit card use or in finance charges incurred on the cards, or a substantial increase in delinquent payments, the trust may sustain a decline in principal receivables, finance charge receivables or payments on receivables. If substantial enough, these declines could prevent the trust from making full payments of interest or principal as scheduled. These or other events (such as a default by Universal Bank) would cause the revolving period or a controlled accumulation or amortization period for your series to terminate early. An early termination of a revolving, controlled amortization or controlled accumulation period would be followed by an early amortization period or an early accumulation period.

The prospectus supplement describes the pay out events that will trigger an early amortization period and any reinvestment events that would trigger an early accumulation period for your series. While your series provides for pay out events that will trigger an early amortization period, it need not provide for reinvestment events that trigger an early accumulation period. A series that does not provide for a controlled accumulation period can not have an early accumulation period.

During an early amortization period, all collections on principal receivables that are allocated to your series and any funds deposited in a principal funding account will be paid on each monthly distribution day to the holders of the certificates of the most senior classes in your series until the invested amount of those certificates is reduced to zero, and then to the investors in any subordinated classes (beginning with the most senior) until the invested amounts of those classes are reduced to zero. Thus, principal payments on a certificate may start earlier than scheduled and may not be limited to a fixed amount.

A series that provides for a controlled accumulation period may or may not provide for an early accumulation period.

During an early accumulation period, principal collections allocated to a series are deposited in the principal funding account and used to make payments of principal to the certificate holders on the scheduled principal payment date. Deposits to the principal funding account during an early accumulation period are not limited, however, to the controlled accumulation amount.

If a pay out event occurs during an early accumulation period, the early accumulation period will immediately terminate and an early amortization period will begin.

Required amount of principal receivables
----------------------------------------

Universal Bank is required to maintain a required amount of principal receivables in the trust. The required amount of principal receivables equals the sum of

o    the invested amounts of all the classes of each series, and

o    the margin over the invested amount set for each series.

The margin for your series is stated in the prospectus supplement.

If the principal receivables in the trust plus cash in a segregated special funding account fall short of the required amount of principal receivables, Universal Bank must designate additional cardmember accounts whose receivables will be transferred to the trust so that the additional principal receivables will be at least equal to the shortfall.

If on the last day of a preceding calendar month, the combination of principal receivables in the trust and cash in the special funding account falls short of the required amount of principal receivables, then on the next distribution day the trustee will transfer cash, to the extent available, to the special funding account to cover the shortfall. The available cash will come solely from principal collections that would otherwise be distributed to Universal Bank on that distribution day, which may be less than the amount of the shortfall.

To the date of this core prospectus, there has been no need to deposit cash in the special funding account. Therefore, for simplicity, we generally assume in this prospectus that there is no cash in the special funding account. Hence, we speak of "the receivables in the trust" rather than "the combination of receivables in the trust and cash in the special funding account."

The amount by which the required amount of principal receivables exceeds the invested amount of all the series does not provide credit enhancement for your certificates since, as discussed above, your interest in the trust will consist of (indirect) ownership of principal receivables equal to the adjusted invested amount of your certificates. However, maintenance of the margin enables the trust to absorb fluctuations in principal receivables caused by adjustments for rebates, refunds, fraudulent charges and other factors.

The principal receivables in the trust change every day, but the required amount is only measured for these purposes at the end of each calendar month. Universal Bank has 10 business days to restore any month-end deficiency. As a result, the principal receivables in the trust could be less than the required amount for more than a month.

If there were funds in the special funding account, they would be distributed to Universal Bank on each monthly distribution day to the extent that, after the payment, the principal receivables in the trust (including the funds remaining in the special funding account) exceed the required amount of principal receivables. However, if any series is in a controlled accumulation, controlled amortization, early accumulation or early amortization period, any funds in the special funding account would be treated as shared principal collections (described below).


Universal Bank's residual interest in collections
-------------------------------------------------

Collections for a calendar month that are allocated to the various classes of the various series but that are not used for required payments of principal or interest, deposits to a principal funding or other segregated account, payment of servicing fees or other required payments will be distributed to Universal Bank. However, no distribution can be made to Universal Bank out of principal collections allocated to a class of any series while the principal receivables in the trust are less than the required amount. Instead, the distributions will be deposited in the special funding account.


Clean-up call
-------------

Universal Bank may repurchase all the certificates of your series once the invested amount of the series has been reduced to a stated amount. This repurchase option is usually referred to as a clean-up call. On a clean-up call, a certificate holder will receive the invested amount of the holder's certificate plus all accrued interest. The invested amount of your series that will permit a clean-up call is stated in the prospectus supplement.


Credit enhancement
------------------

Your certificates may be entitled to credit enhancement. Credit enhancement is an arrangement with or obligation of a person or entity not to receive a distribution or payment from the trust, or to make payments to the trust, that increases the likelihood that the trust will be able to make a full payment of interest or principal to the certificate holders of the class benefiting from the credit enhancement. Credit enhancement for a class of certificates is typically provided by the subordination of another class of certificates. The prospectus supplement describes any credit enhancement for your certificates.

Ratings of certificates
-----------------------

The certificates of this series will be rated in one of the four highest rating categories by at least one nationally recognized rating organization.


Tax status of certificates
--------------------------

In the opinion of Universal Bank's special tax counsel, the certificates will be debt for federal income tax purposes. By purchasing a certificate, you will agree to treat the certificate as debt of Universal Bank for federal, state, local and franchise tax purposes.


The trust and the trustee
-------------------------

The trust was organized in 1995 by a UCS subsidiary that has since been merged into UCS. The trustee is Bankers Trust Company, a New York banking corporation. The trust's only business activity is acquiring and holding the receivables and other assets and issuing certificates and other interests.


Servicing
---------

The receivables will be serviced by UCS. UCS may delegate some of its duties as servicer, but will remain ultimately responsible for servicing the receivables.

A servicer sends bills to cardmembers, receives collections on the receivables, deposits those collections with the trust and keeps track of them as finance charge receivables or principal receivables. The servicer also calculates payments of principal and interest required to be made to each class and to Universal Bank, amounts to be accumulated for classes in a controlled accumulation period, the portion of finance charge collections, principal collections and charged-off receivables to be allocated to each series and class, and whether a revolving period needs to be terminated because of a pay out event involving a decline in receivables or payments on receivables.

UCS receives a monthly servicing fee from the trust. Each series pays out of collections on finance charge receivables a portion of the fee that is a percentage of the adjusted invested amount of the certificates in the series. The fee percentage for your series is stated in the prospectus supplement.


Universal Bank and UCS
----------------------

Universal Bank, N.A. is a national credit card bank that is a wholly owned subsidiary of UCS. Although Universal Bank is a member of both the MasterCard and VISA associations, historically it has issued primarily MasterCard credit cards.

UCS is a wholly owned subsidiary of Citibank, N.A. Citibank acquired UCS from AT&T Corp. on April 2, 1998. Before that date, UCS was known as AT&T Universal Card Services Corp.

Citibank is an indirect wholly owned subsidiary of Citigroup Inc., a publicly traded company.



GENERAL RISK FACTORS


You should consider the following risk factors before you purchase any certificates:


You may not be able to resell your certificates.
------------------------------------------------

There is no established trading market for the certificates. The underwriters may assist in resales of the certificates, but they are not required to do so. A secondary market for a series or class of certificates may never develop. If a secondary market does develop, it may not continue throughout the life of the series or it may not be sufficiently liquid to allow you to meet your needs.


Credit ratings are limited in nature and could be reduced or withdrawn.
-----------------------------------------------------------------------

The credit rating of your certificates reflects only the rating agencies' assessment of the likelihood that interest will be paid on time and that principal will be paid by the series termination date, which is usually two years after the scheduled principal payment or scheduled final payment date. These ratings are primarily based on the rating agencies' determination of the value of receivables in the trust, the servicer's capabilities and the availability of credit enhancement.

The ratings do not address:

o the possibility that principal on your certificate will be paid earlier than anticipated,

o the possible imposition of US withholding tax for non-US certificate owners,

o    the marketability or market price of your certificates, or

o    the suitability for you of an investment in a certificate.

A rating of a certificate is not a recommendation to buy, hold or sell the certificate. Furthermore, a rating agency can reduce or withdraw a rating. If the rating of your certificates is reduced or withdrawn, the market value of your certificates could fall. Each rating should be evaluated independently of any other rating.

Changes in cardmember behavior could result in early or reduced payments on your
--------------------------------------------------------------------------------
certificates.
-------------

Cardmembers can

o reduce their use of credit cards whose accounts are designated to the trust or originated by Universal Bank,

o reduce the degree to which they incur finance charges on receivables in the trust, or

o    default on payments on receivables in the trust.

Changes in credit card use, the financing of credit card balances and the rate of defaults by cardmembers may result from a variety of social, economic and competitive factors. Social factors include changes in consumer confidence levels, the public's perception of the use of credit cards, and changing attitudes about incurring debt and the stigma of personal bankruptcy. Economic factors include economic growth and recession, the rate of inflation, the unemployment rate and the relative interest rates offered for various types of loans. Changes in these factors may differ from state to state, and may affect cardmembers differently from the US population as a whole.

Competitive factors include cardmembers' perception of the relative advantages of using the credit cards of different issuers. Universal Bank must compete with numerous other credit card providers for new accounts and for use of its credit cards.

Many cardmembers choose their credit card issuers largely on the basis of fees, interest rates on unpaid balances, credit limits and other product features. Customers can and frequently do move accounts from one credit card issuer to another, or cease or limit use of one credit card in favor of another.

As described below, these changes in cardmember behavior could cause early or reduced payments on your certificates.

Reduced credit card use. As cardmembers make payments on their receivables, the level of receivables in the trust declines. When cardmembers charge additional purchases or cash advances on their cards or when Universal Bank designates new accounts to the trust, the level of receivables increases.

Receivables in the trust could decline for many reasons, including cardmembers switching to competing credit cards, increased "convenience" use (where cardmembers pay their receivables early and thus avoid finance charges) or an economic downturn.

Universal Bank must transfer additional receivables to the trust if the amount of principal receivables falls below the required amount of principal receivables. However, the same factors that can lead to a fall in the receivables in the trust, as well as an increase in the number of accounts or account balances lost to competing card issuers, might also reduce Universal Bank's ability to transfer additional receivables. Universal Bank's failure to make an addition could trigger an early amortization or accumulation period for your series.

If there is an early amortization period for a series, holders of certificate of that series may receive principal payments on their certificates earlier than scheduled, and they may not be able to reinvest the principal at an equivalent rate of return.

Lower yield on receivables. The effective yield on the trust's receivables could be reduced by

o    an increase in convenience use, or

o    a change in the annual percentage rates for the accounts.

A rise in interest rates for the accounts designated to the trust could increase yield by increasing interest charges, but might also reduce yield by causing cardmembers to increase convenience use or the use of competing credit cards.

A decline in yield could trigger an early amortization or accumulation period. Decreased finance charge collections could also decrease the protection of a certificate holder against a reduction in the invested amount of the holder's certificate caused by principal receivable charge-offs, which could result in the holder's not recovering the full principal balance of the certificate.

Cardmember payment defaults. Increased payment defaults by cardmembers could result in increased charge-offs of principal receivables. If substantial enough, this could cause an early amortization or accumulation period and could also result in a certificate holder's not recovering the full principal balance of the holder's certificate.


Universal Bank's ability to change terms of the cardmember accounts could alter
-------------------------------------------------------------------------------
payment patterns.
-----------------

Universal Bank transfers receivables to the trust but will continue to own the accounts. As owner of the accounts, Universal Bank can change account terms (including the periodic interest rate, fees and the required monthly minimum payment). If Universal Bank changes the periodic interest rate or any fees, there could be a change in the finance charge receivables and collections. In addition, changes in account terms may alter payment patterns. If payment rates decrease significantly when a certificate holder is scheduled to receive principal payments, the holder might receive principal more slowly than expected.

Universal Bank ordinarily will not change the interest rate or fees it charges on the accounts if that action would cause an early amortization or accumulation period for any series, unless Universal Bank is required by law to do so or it determines that the change is necessary to maintain its credit card business on a competitive basis.

Universal Bank has no other restrictions on its ability to change the terms of the accounts. Changes in relevant law, changes in the marketplace, including recent announcements by other credit card issuers lowering interest rates, or prudent business practices could impel Universal Bank to change account terms.


Changes in interest rates could cause early or reduced payments on your
-----------------------------------------------------------------------
certificates.
-------------

The accounts generally have finance charges set at a variable rate above the prime rate or another specified index. Your certificates may bear interest at a fixed rate or at a floating rate based on a different index. If the prime rate or other specified index declines, finance charge collections may be reduced while interest on your certificates and other amounts required to be funded out of finance charge collections may not be similarly reduced. Reduced finance charge collections could trigger an early amortization or accumulation period and could also decrease the protection of certificate holders against reductions in the invested amount of their certificates caused by charge-offs of principal receivables


The trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk to certificate holders from adverse changes in interest rates. However,

o the trust's ability to hedge against fluctuations in interest rates through swaps will depend on the degree of correlation between interest rate movements in the market generally and interest rate movements in the receivables,

o the trust may not be able to find acceptable counterparties for a specific swap, and

o the trust's ability to engage in hedging transactions may be limited by tax considerations.

The costs of hedging transactions vary among the various hedging techniques and also depend on market conditions and the length of the contract.

Swaps are not traded on regulated markets but are arranged through financial institutions acting as principals or agents. In an over-the-counter environment, many protections afforded to exchange participants are not available.
In particular,

o there are no daily fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over a period of time, and

o because the performance of swaps is not guaranteed by a settlement agency, there is a risk of counterparty default.

The trust may take advantage of swap opportunities that are not presently contemplated for use by the trust or that are not currently available but that may be developed. Such opportunities would have to be consistent with the trust's objectives and be legally permissible investments for the trust.


Issuance of additional series by the trust could adversely affect your payments
-------------------------------------------------------------------------------
or rights.
----------

The trust has issued other series of certificates and is expected to issue additional series in the future. Future issuances will not require your consent.

A new series can only be issued if (1) each rating agency confirms that it will not lower the rating of any series or class of certificates and (2) Universal Bank confirms that it reasonably believes that the issuance will not result in a pay out or reinvestment event or materially and adversely affect the amount or timing of payments on the certificates of any series. There can be no assurance, however, that the terms of a new series would not adversely affect the timing and amounts of payments on your certificates.

Example: If your series pools finance charge collections with a new series that has a higher interest rate on its certificates, the amount of finance charge collections allocated to your series would be reduced.

Also, if the trust issues a new series as a paired series with your certificates and there is an early amortization event for the paired series, the final payment of principal on your certificates could be delayed.

The investors in each new series will have voting rights that will reduce the percentage interest represented by your series. Voting rights may relate to approving waivers and giving consents, directing the appointment of a successor servicer following a servicer default, amending the pooling and servicing agreement , which governs the terms of the certificates and the servicing of the trust's receivables, and directing a repurchase of the receivables.


Redesignation of receivables could affect payments.
---------------------------------------------------

Universal Bank can, without your consent, redesignate finance charge receivables as principal receivables, or vice-versa. Such redesignations could decrease amounts available for interest payments while increasing amounts available for principal payments, or vice versa. Universal Bank can not effect such a redesignation, however, unless

o each rating agency confirms that it will not reduce or withdraw its rating of any class or series, and

o Universal Bank certifies that in its reasonable belief, the redesignation will not cause a pay out or reinvestment event.

Addition of new assets may erode the credit quality of the trust's assets.
--------------------------------------------------------------------------

The trust's assets are constantly changing. Receivables are collected and new receivables are added to the trust daily as cardmembers pay their credit card bills and charge new purchases to their accounts. In addition, Universal Bank may voluntarily designate additional accounts whose receivables will be added to the trust, or it may, at times, be obligated to make such additions to maintain the required amount of principal receivables in the trust. Universal Bank may also add participation interests to the trust instead of receivables.

Additional designated accounts may have been originated using different criteria from those used for the accounts currently designated to the trust. These differences may occur because the additional accounts were originated at a different date or were acquired from an institution that used different underwriting standards or procedures. Consequently, future additional accounts, or the receivables in those accounts that are transferred to the trust, may not have the same credit quality as the accounts currently designated to the trust or the receivables currently in the trust.

Additional accounts may also have different terms from accounts currently designated. These differences might have adverse consequences for current certificate holders. For example, the additional accounts may have lower finance charge rates than current accounts. This could reduce the finance charge collections allocated to your certificates.

Universal Bank can only designate additional accounts (other than newly originated accounts) to the trust if

o for additional designations required to maintain the required amount of principal receivables, Standard & Poor's Corporation confirms that the addition will not cause it to reduce its rating of any class or series, and

o for voluntary designations, each rating agency confirms that the addition will not cause it to reduce its rating of any class or series.

Universal Bank can only designate newly originated accounts to the trust if each rating agency approves the number and balance of the new accounts for any period selected by the rating agency.


Other claimants may have superior claims to the receivables.
------------------------------------------------------------

Universal Bank has represented to the trust that the transfer of the receivables to the trust is either a sale or the grant of a security interest in the receivables. To protect investors, Universal Bank or UCS will take steps to ensure that if the transfer is determined to be a grant of a security interest and not a sale, the trust will have a "first priority perfected security interest" in the receivables. The holder of such a security interest will generally have a superior claim to the receivables over other persons who might claim an interest in the receivables. However, some creditors may have priority over a first priority perfected security interest:

(1) A tax, government or other nonconsensual lien on Universal Bank's property that arises before a receivable comes into existence may have priority over the trust's interest in the receivable.

(2) UCS (or a subservicer UCS designates) receives cardmember payments on the receivables and may hold them until the trust is to distribute the payments. If UCS or the subservicer becomes insolvent, the trust may not have a first priority perfected security interest in the cardmember payments held by UCS or the subservicer. In addition, if a conservator or receiver is appointed for UCS or the subservicer, the conservator or receiver may be able to prevent either the trust or the investors from appointing a new servicer or subservicer.

(3) If the Federal Deposit Insurance Corporation (the FDIC, the United States agency that insures Universal Bank's deposits) is appointed conservator or receiver of Universal Bank, the FDIC's administrative expenses may be paid before the certificate holders are paid.

Governing law, as well as policy statements issued by the FDIC, provide that the FDIC, as conservator or receiver, should respect a security interest granted by Universal Bank to the trust if the security interest

o    was perfected before Universal Bank's insolvency, and

o was not taken in contemplation of Universal Bank's insolvency or with the intent to hinder, delay or defraud Universal Bank or its creditors.

FDIC staff positions do not suggest that the FDIC would interrupt the timely transfer to the trust of collections on the receivables. However, if the FDIC takes a different position, payments of principal and interest to certificate holders could be delayed and possibly reduced. For example, under governing law, the FDIC could

o require the trust to go through an administrative claims procedure to establish its right to collections on the receivables,

o    request a stay of proceedings on Universal Bank, or

o reject Universal Bank's agreement to sell receivables to the trust and limit the trust's resulting claim to "actual direct compensatory damages."

If a conservator or receiver is appointed for Universal Bank,

o    new principal receivables would not be transferred to the trust, and

o the trust would sell the receivables and distribute the proceeds to the investors unless a sufficient amount of investors and others authorized to vote on the matter gave the trust other instructions.

You could have a loss if the net proceeds of the receivables sale proved insufficient to make a full payment of principal and interest to certificate holders. However, the conservator or receiver may have the power

o to prevent the early sale of the receivables or to require new principal receivables to continue being transferred to the trust, or

o regardless of the instructions of those authorized to vote, to require the early sale of the receivables and distribution of the proceeds or to prohibit the continued transfer of principal receivables to the trust.


Consumer protection laws may restrict UCS's ability to collect receivables and
------------------------------------------------------------------------------
Universal Bank's ability to maintain yield on the receivables.
--------------------------------------------------------------

Current and future federal and state laws regulating the credit card and consumer revolving loan industry may adversely affect UCS's ability to collect the receivables or Universal Bank's ability to maintain levels of finance charges or fees.

Universal Bank makes representations and warranties to the trust about Universal Bank's compliance with legal requirements and the enforceability of the receivables. However, the trust will not examine the receivables to establish their conformity with Universal Bank's representations and warranties, or for any other purpose. If a representation or warranty is breached, the trust's only remedy is that Universal Bank must accept the reassignment of the affected receivables.

Receivables may also be charged off as uncollectible if a cardmember seeks relief under federal or state bankruptcy laws. This could reduce the funds available to distribute to certificate holders.


Current litigation could change the credit card industry.
---------------------------------------------------------

In October 1998, the US Justice Department sued MasterCard and VISA, asserting that control of both associations by the same group of banks violates the antitrust laws by lessening competition between MasterCard and VISA. The government seeks to require banks to participate in the governance of only one of the associations. The suit also challenges MasterCard and VISA rules that restrict member banks from issuing American Express or Discover cards. MasterCard and VISA have both stated that they believe the suit to be without merit and have denied the allegations. However, we cannot predict the outcome of the litigation or its effect on the competitive environment in the credit card industry.

Investors in other series or classes may take actions that are opposed to your
------------------------------------------------------------------------------
interests.
----------

In some circumstances, the consent or approval of a specified percentage of the investors in all outstanding series or by each class of a series is required. Providers of credit enhancement may also have voting rights. As a result, the investors in any one series or class or other persons with voting rights could block actions desired by other series or classes. Such circumstances include

o    requiring the appointment of a successor servicer following UCS's default,

o    amending the pooling and servicing agreement,

o    directing a reassignment of the entire portfolio of receivables, and

o directing the trust not to sell or liquidate the receivables following Universal Bank's insolvency.


Year 2000
---------

Many computer applications have been written using two digits rather than four to define the applicable year, and therefore may not recognize a date using "00" as the year 2000. This could result in the inability of the application to properly process transactions with dates in the year 2000 or later.

UCS, Universal Bank and their affiliates have assessed and, where necessary, are updating their computer applications and business processes related to the Certificates offered by this prospectus to provide for their continued functionality and expect to complete implementation of the necessary changes in a timely manner. Neither UCS nor Universal Bank anticipates that the costs related to such implementation will be material to any single year or quarter. In addition, an assessment of the readiness of third parties, including Total System Services, Inc., with whom UCS and Universal Bank interface in achieving year 2000 compliance, is ongoing. Lack of readiness by these third parties could expose UCS and/or Universal Bank to impairment of business processes and activities.

The Depository Trust Company has informed its participants that it is implementing a program so that its systems for timely payments, book-entry deliveries and settlement of trades will continue to function appropriately after January 1, 2000.

UCS and Universal Bank are assessing these risks and are creating contingency plans intended to address perceived risks. Neither UCS nor Universal Bank can predict what effect the failure of such a third party to address, in a timely manner, the year 2000 problem would have on UCS or Universal Bank.

MORE ABOUT THE CERTIFICATES


Distribution days
-----------------

The distribution day for each month will generally be the 17th day of the month. If the 17th day of the month is not a business day, the distribution day will be the first business day following the 17th day of the month. Payments of interest and principal to certificate holders and deposits to any principal funding or interest funding account (described below) that are required to be made in a month will be made on the distribution day for that month.

Payments and deposits on the distribution day will be made from finance charge and principal collections received during the preceding calendar month. During the first week in each month, UCS will calculate the amounts to be allocated to each class of each series out of the preceding calendar month's receivables collections. The allocations are described below. Where a calculation relies on the amounts of outstanding principal or finance charge receivables or on the balance in any principal funding or other account, the amounts are generally determined as of the end of the preceding calendar month.

If interest payments for your certificates are less frequent than monthly, interest not paid in a month will be deposited with the trustee in a segregated interest funding account for the certificate holders of your series. The trustee will withdraw funds from the interest funding account to make interest payments to certificate holders of your series.


Allocations
-----------

Principal and finance charge collections received by the trust, and charge-offs of defaulted receivables, must be allocated between Universal Bank and the various series and among the various classes of a series. With modifications discussed below, interest payments on your certificates can only be made from finance charge collections allocated to your series, and principal payments can only be made from principal collections allocated to your series.

UCS calculates allocations in three steps:

(1) UCS allocates all principal collections, finance charge collections and charge-offs of defaulted receivables for a period among the various series.

(2) UCS then allocates those collections and charge-offs allocated to a particular series between Universal Bank, on the one hand, and the series investors on the other.

(3) Finally, UCS allocates those collections and charge-offs allocated to the investors of a series among the different classes of the series.

At each step, separate allocations are made for principal collections, finance charge collections, and charge-offs of defaulted receivables.

The allocations actually performed by UCS are complex. In this prospectus, however, we describe the allocations to investors in a simplified manner. For investors, the simplified allocation description gives the same results as the more elaborate allocations that UCS actually performs. (A description of the actual allocation procedure is attached as appendix II to the prospectus supplement.)

UCS's initial allocation among the series includes both Universal Bank and the investors. Because we are mainly interested in the allocation to the investors, when we speak in this prospectus of collections or charge-offs allocated "to a series," we shall mean allocations to investors in the second step of UCS's allocation procedure.


Basic allocation structure
--------------------------

Principal collections received in a calendar month will be allocated to your class of certificates in proportion to the ratio of the invested amount of your class of certificates to the amount of principal receivables in the trust on the last day of the preceding month, except that the invested amount is "frozen" on the last day of the revolving period - that is, during a controlled accumulation or amortization period or an early accumulation or amortization period for your series, principal collections will be allocated based on the invested amount of your class of certificates on the last day of the revolving period.

Allocation of finance charge collections works in much the same way as allocations of principal collections, except that

o the allocation to your class is in proportion to the class's adjusted invested amount - that is, the allocation is based on the invested amount of the class less any amounts in a principal funding account that are allocated to the class, and

o    the invested amount is not frozen on the last day of the revolving period.

While deposits made to a principal funding account may reduce the finance charge collections allocated to the class, interest payment to the class will generally continue to be based on the principal balance or invested amount of the class, not the adjusted invested amount. However, funds to pay interest on a class may still be available under these circumstances because:

o funds in the principal funding account will be invested in short term investments, and the proceeds of these investments will be considered finance charge collections, and thus available to make interest payments, and

o a portion of finance charge collections that are not required for payments of interest, servicing fees or reversal of reductions in invested amount caused by principal receivable charge-offs may have been deposited in a segregated reserve account. During a controlled accumulation period, any funds in the reserve account will be used to make up the difference between the investment return on the principal funding account and what the principal funding account would have earned if invested at the interest rate on the most senior class of certificates.

Finally, charge-offs of principal receivables will be allocated to your class in the same way that finance charge collections are allocated.


Reallocation groups
-------------------

Interest rates will generally be different for different series. As a result, some series may need a higher proportion of their allocated finance charge collections to fund interest payments.

If a series is in a reallocation group with other series, finance charge collections allocated to the various series in that group will be pooled and reallocated to each series in proportion to its interest, servicing fee and amounts needed to reverse reductions in invested amount caused by principal receivable charge-offs. As a result of this reallocation, each series will be allocated a percentage of the finance charge collections allocated to all the series in the reallocation group, expressed as a fraction whose numerator is the sum of the payments and deposits to be made from finance charge collections on the certificates of that series and whose denominator is the sum of the payments and deposits to be made from finance charge collections on the certificates of all series in the reallocation group.

The prospectus supplement states whether your series is in a reallocation group and, if so, which other series are in the group.


Excess allocation series
------------------------

If a series is an excess allocation series, finance charge collections allocated to a series that remain after required payments are made will be pooled with similar excess finance charge collections from other excess allocation series. The pooled excess finance charge collections will then be allocated to those excess allocation series that did not make all required payments, in proportion to the amounts of the shortfalls.

Excess allocation series need not be in the same reallocation group. The prospectus supplement will state whether your series is an excess allocation series and, if so, will identify the other excess allocation series. To the date of this core prospectus, all series have been excess allocation series.

Excess finance charge collections will cease being shared among excess allocation series if Universal Bank certifies to the trustee that Universal Bank reasonably believes that the continued sharing of excess finance charge collections among excess allocation series would have adverse regulatory implications for Universal Bank or UCS. Universal Bank believes that, under current regulations, the sharing of excess finance charge collections among excess allocation series will not have adverse regulatory implications for it or UCS.


Principal sharing series
------------------------

Your series may be a principal sharing series. If any principal collections allocated to a series remain after all required principal payments or deposits to a principal funding account have been made, the remainder will be pooled with similar remainders from other principal sharing series. This pool will then be allocated to those principal sharing series where required principal payments and deposits exceeded the principal collections originally allocated to that series. The percentage of the pool allocated to your series will be the percentage equivalent of a fraction, the numerator of which is the amount of such shortfalls in principal collections allocated to your series and the denominator of which is the amount of such shortfalls for all principal sharing series.

Principal sharing series need not be in the same reallocation group. The prospectus supplement will state whether your series is a principal sharing series. To the date of this core prospectus, all series have been principal sharing series.

The trust has issued some series, and may issue additional series, where the revolving period can be shortened, and the start of the controlled accumulation or amortization period brought forward, at Universal Bank's direction. None of these series issued to date (a) has been publicly offered or (b) is in the same reallocation group as your series, nor has Universal Bank cut short the revolving period for any of these series. If one of these series were in your group, and Universal Bank were to cut short the revolving period of such a series, there would be less principal collections for your series and therefore principal payments on your series could be reduced or delayed.


Subordination
-------------

A class of certificates may be subordinated to a more senior class of certificates, and a class may be subordinated for one purpose but not others. A typical structure might involve three classes of certificates, A, B and a collateral interest class, where class B is subordinated to class A for principal payments but not for interest payments, while the collateral interest class is subordinated to classes A and B for both principal and interest payments.

New series
----------

Universal Bank intends to have the trust issue additional series. Universal Bank will decide on the terms of each new series. The terms of any new series could have an adverse impact on the timing and amount of payments received on your certificates.

A new series can only be issued if

o each rating agency confirms that it will not reduce or withdraw its rating of any class or series,

o Universal Bank reasonably believes that the issuance will not result in a pay out or reinvestment event or materially and adversely affect the amount or timing of payments on the certificates of any series, and

o Universal Bank delivers to the trustee and to each rating agency and provider of credit enhancement a tax opinion - that is, a legal opinion that following the issuance of the new series, for federal income tax purposes (1) the trust will not be taxable as a corporation, (2) certificates that were characterized as debt on their issuance will continue to be characterized as debt, (3) the issuance will not cause an investor to recognize gain or loss on his interest, and (4) to the extent provided in the prospectus for the new series, the certificates and other interests in the new series will be characterized as debt.

Universal Bank is not required and does not intend to obtain the consent of any investor in your series to issue an additional series. However, in some circumstances the issuance of a new series could require the consent of some investors in some previously issued series.

Pre-funded series
-----------------

For some series, the trust may use the proceeds of the sale of the certificates and other interests of the series to purchase receivables after the closing date for the series. Until the receivables are purchased, the invested amount of the certificates will be less than their initial principal balance.

For such a series, from the closing date until a specified date before the beginning of the controlled amortization period or controlled accumulation period, the invested amounts of the certificates of the series will be expected to increase until they equal the certificates' principal balances. The invested amounts of the certificates will increase as receivables are delivered to the trust or as the invested amounts of other series of the trust are reduced.

To the extent that the amount of principal receivables allocated to a series is less than the principal balances of the certificates, cash will be held by the trust in a pre-funding account for the benefit of certificate holders. Funds in the pre-funding account will be paid to Universal Bank as the invested amounts of the certificates increase. Funds in the pre-funding account may be invested by the trustee in eligible investments. Investment earnings on funds in the pre-funding account will be treated as collections of finance charge receivables.

The prospectus supplement will state the initial invested amount for the certificates of each class of a pre-funded series and the date by which the invested amount is expected to equal the principal balance. If for any reason the invested amounts of the certificates do not equal their principal balances by the expected date, any amount remaining in the pre-funding account and any additional amounts specified in the prospectus supplement for the prefunded series will be paid to the certificate holders of the series.

To the date of this core prospectus, no series has been pre-funded.


Paired series
-------------

A series may be paired with an earlier series. The paired series will be issued near the beginning of the controlled accumulation or controlled amortization period for the earlier series. When two series are paired, the total invested amount for the two series will be the same as the invested amount of the earlier series at the time the later series is issued. This means that the invested amount of the later series

o    will initially be zero,

o will increase by the amount of each decrease in the invested amount of the earlier series, and

o will equal the invested amount of the earlier series at the time of issuance of the later series when the invested amount of the earlier series is reduced to zero - that is, when the earlier series is fully paid or funded.

Until the invested amount of the earlier series is reduced to zero, all principal collections allocated to the later series will be reallocated to the earlier series. If, however, there is a pay out or reinvestment event for the later series, principal collections allocated to the earlier series could be reduced below the level of collections that would have obtained if the later paired series had not been issued.

To the date of this core prospectus, no series has been paired with an earlier series.


Credit enhancement
------------------

Credit enhancement may be provided for the benefit of one or more classes of your series. Credit enhancement may take the form of a collateral interest class, a letter of credit, a cash collateral account, a spread account, a surety bond, an insurance policy or any other form described in the prospectus supplement.

Credit enhancement may also be provided for a class or series by subordination provisions that require payments of principal or interest to be made to the certificates of one or more classes before payments are made to one or more other classes. Alternatively, a series may be subordinated to another series.

Any form of credit enhancement may be available to more than one class or series.

Credit enhancement for a class is intended to enhance the likelihood of timely receipt by certificate holders of that class of the full amount of their principal and interest and to decrease the likelihood that the certificate holders will experience reductions in the invested amount of their certificates due to charge-offs of principal receivables. However, credit enhancement might not provide protection against all risks of loss of interest or principal and might not guarantee repayment of the entire principal balance of the certificates and interest. If losses of interest and principal exceed the amount of the credit enhancement or are not covered by the credit enhancement, certificate holders will bear their allocable share of the losses. In addition, if credit enhancement is provided for the benefit of more than one class or series, certificate holders of a particular class or series will be subject to the risk that the credit enhancement will be exhausted by the claims of certificate holders of the other classes or series.

Credit enhancement may pay principal of certificates following the occurrence of some pay out or reinvestment events. If so, the credit enhancement provider will acquire an interest in cash flows on the receivables and may be entitled to the benefit of an interest in the receivables, in each case subordinated to the interest of the certificate holders.

Interest rate swaps
-------------------

The trust may enter into interest rate swaps (including related caps, floors and collars) to reduce the risk to investors of adverse changes in interest rates.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical, or "notional," principal amount; no principal amount is exchanged between the parties. In a typical interest rate swap, one party agrees to pay a fixed rate on a notional principal amount, while the other party pays a floating rate on the same notional principal amount. Interest rate swaps also permit parties to exchange floating rate payments based upon one reference interest rate (such as LIBOR) for floating rate payments based upon another reference interest rate (such as US treasury bill rates).

The trust may not be able to enter into swaps at advantageous times, prices or other terms. Also, even though the trust may have the right to terminate a swap in certain circumstances, the trust may not be able to terminate the swap on favorable financial terms.

MORE ABOUT THE ACCOUNTS AND THE RECEIVABLES


The accounts
------------

The accounts designated to the trust consist solely of MasterCard(R) or VISA(R)* consumer revolving credit card accounts originated under the AT&T Universal Card program. The AT&T Universal Card combines a credit card and a separate AT&T calling card. The calling card feature of the card allows cardmembers to charge local and AT&T long distance (domestic and international) calls and other telecommunications services to their accounts.

Calling card receivables in the designated accounts will not initially be included in the trust's receivables. However, to the extent the cardmember finances the calling card transaction - that is, does not pay it in full when billed - the receivable and its related finance charge receivables will become assets of the trust. As described in "Universal Bank's credit card business - Billing and payments" below, minimum monthly payments required from cardmembers will cover all calling card transactions, and payments received from cardmembers will be credited against calling card transactions first.

While the receivables in the designated cardmember accounts will be transferred to the trust, Universal Bank will remain the owner of the accounts. As owner, Universal Bank can change the terms of the accounts.

All of the cardmember accounts were originated by Universal Bank or by Columbus Bank & Trust Company, of Columbus, Georgia, under a 1994 agreement between UCS, Universal Bank and Columbus Bank & Trust. In April 1998, the agreement was terminated and Columbus Bank & Trust sold all the cardmember accounts that it originated under the agreement to Universal Bank. Since that date, all new accounts in the trust have been originated by Universal Bank.


Eligible accounts
-----------------

Universal Bank may only designate a cardmember account whose receivables are to be included in the trust if the account is an eligible account - that is, a revolving credit card account that

o    is maintained by Universal Bank,

o    is payable in US dollars,

o has a cardmember whose address is in the United States or its territories or possessions or is a military address,


--------

* MasterCard and VISA are registered trademarks of MasterCard International Incorporated and VISA USA, Inc., respectively.

o except as described below, has a cardmember who is not involved in a voluntary or involuntary bankruptcy proceeding,

o    is not an account where a credit card has been lost or stolen,

o has not been sold or pledged to any other person except, in limited circumstances, to a Universal Bank affiliate that is designating credit card accounts to the trust (see "Additional transferors of receivables" below).

o has no receivables that have been sold or pledged to a person other than Universal Bank,

o    except as described below, does not have charged-off receivables, and

o does not have receivables that have been identified by UCS or the cardmember as resulting from fraudulent use of a credit card.

An account of a bankrupt cardmember or that contains charged-off receivables may be designated to the trust as long as the cardmember's charging privileges on the account have been cancelled. However, the amount of principal receivables in these accounts will be deemed to be zero for allocation and other purposes.


Eligible receivables
--------------------

Universal Bank will warrant to the trust that each receivable in the trust is an eligible receivable - that is, a receivable

o    that arises in an eligible account,

o    that materially complies with all legal requirements,

o for which the trust has, with limited exceptions, either (a) on its transfer to the trust, good title, free of all liens, charges and security interests, or (b) a valid first priority perfected security interest,

o    that is the cardmember's legally binding payment obligation,

o that, on its transfer to the trust, has not been waived or modified except as permitted under the pooling and servicing agreement, and

o as to which, on its transfer to the trust, neither UCS nor Universal Bank has taken or failed to take an action that would impair the rights of the trust or the certificate holders in the receivable.

The preceding warranties will generally be made as of the last day of the month preceding the designation to the trust of the account containing the receivable. If any of these warranties is breached, and the breach has a material adverse effect on the investors' interest in the receivable, Universal Bank will have 60 days to cure the defect. UCS and the trustee can extend this cure period. If Universal Bank does not cure the defect, all receivables of the affected account will be transferred back to Universal Bank and future receivables created in the account will no longer be included in the trust's assets. Transfer of the receivables in the affected account to Universal Bank is the sole remedy available to the investors or the trustee.

The trustee is not required or expected to examine any receivables or any records relating to receivables to determine whether the receivables are eligible receivables or for any other purpose. However, UCS will deliver to the trustee by March 31 of each year a legal opinion as to the validity of the trust's interest in the receivables.


Participation interests
-----------------------

The trust assets may also include participation interests. A participation interest is an undivided percentage interest in a pool of assets primarily consisting of revolving credit card receivables, consumer loan receivables, charge card receivables and other self-liquidating financial assets, or a security backed by such assets. In this prospectus, "account" generally also refers to participation interests.


Charge-off or adjustment of principal receivables
------------------------------------------------

UCS may charge off receivables as uncollectible. UCS's current policy is to charge off all the receivables in a cardmember account when the account is 181 days delinquent (sooner if UCS learns that the cardmember has died and it appears that the estate will not pay the debt; immediately if UCS learns that the cardmember is bankrupt).

A principal receivable may also be reduced, without payment or charge-off. The most common reasons for such adjustments are that the receivable

o is subject to a rebate, refund, counterclaim, defense or error or involved a fraudulent or counterfeit charge to a cardmember, or

o was created in the purchase of merchandise that was refused or returned by a cardmember.

Adjustments will not reduce the invested amount of any class or series, but will reduce Universal Bank's interest in the trust.


Redesignation of receivables
----------------------------

Universal Bank can redesignate a fixed or variable percentage of new principal receivables in all or some cardmember accounts as finance charge receivables, or vice-versa.

A redesignation of principal receivables as finance charge receivables might occur if Universal Bank determined that additional finance charge collections were needed to cover interest and other amounts payable from finance charge collections or to avoid a pay out or reinvestment event. A designation of finance charge receivables as principal receivables might occur if Universal Bank determined that additional principal collections were needed to cover principal payments or deposits to principal funding accounts or to avoid a pay out or reinvestment event. Universal Bank can make multiple redesignations, and can reduce or withdraw a redesignation.

A redesignation, or its reduction or withdrawal, will only become effective if

o Universal Bank reasonably believes that the redesignation, reduction or withdrawal will not cause a pay out or reinvestment event, and

o each rating agency confirms that it will not reduce or withdraw its rating of any class or series.

To the date of this core prospectus, Universal Bank has not redesignated any receivables in the trust.


Additions of accounts
---------------------

Universal Bank may be required to designate additional cardmember accounts to the trust if the principal receivables in the trust fall below the required amount of principal receivables. Universal Bank may also designate additional accounts without being required to do so.

If Universal Bank designates additional eligible accounts for the trust that are not new - that is, newly originated - accounts,

o the designation of the accounts must be done in a manner that Universal Bank believes will not result in a pay out or reinvestment event or materially and adversely affect the amount or timing of payments on the certificates of any series,

o for additional designations required to maintain the required amount of principal receivables, Standard & Poor's must confirm that the addition will not cause it to reduce or withdraw its rating of any class or series, and

o for voluntary designations, each rating agency must confirm that the addition will not cause it to reduce or withdraw its rating of any class or series.

After obtaining the consent of each rating agency as to the number and balance of the new accounts for any period selected by the rating agency, Universal Bank may designate newly originated cardmember accounts to the trust. These new accounts must be eligible accounts that are the same types of revolving credit card accounts that were either originally designated to the trust or newly originated accounts previously designated to the trust. To the extent new accounts are designated to the trust, Universal Bank will deliver to the trustee, at least quarterly, a legal opinion confirming the validity and perfection of each transfer of the new accounts. If the opinion is not delivered, all receivables arising in the new accounts to which the failure relates will be removed from the trust.

Removal of accounts
-------------------

Universal Bank may remove receivables and proceeds of receivables of some designated cardmember accounts if

o Universal Bank reasonably believes that (1) the selection procedure utilized in removing the accounts is not materially adverse to the interests of any investors and (2) the removal will not result in a pay out or reinvestment event or materially and adversely affect the amount or timing of payments to any investors, and

o each rating agency confirms that it will not reduce or withdraw its rating of any class or series.


Liquidation of receivables on Universal Bank's insolvency
---------------------------------------------------------

The pooling and servicing agreement requires that if Universal Bank becomes insolvent, Universal Bank will immediately cease to transfer principal receivables to the trust. Within 15 days of Universal Bank's insolvency, the trustee is to publish a notice that it intends to liquidate the receivables unless investors holding a majority of the principal balance of each class of certificates and other interests of each series instruct the trustee that they want to continue having principal receivables transferred to the trust.

Unless such instruction is received, the trustee is to liquidate the receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the disposition of the receivables are then to be treated as collections on the receivables and applied as described in the prospectus supplement.

Despite the pooling and servicing agreement, if Universal Bank became insolvent, the FDIC, as receiver, may have the power to prevent the trustee from suspending transfers of receivables to the trust and selling the receivables.

MORE ABOUT THE TRUST


Universal Card Master Trust operates under a pooling and servicing agreement between Universal Bank, UCS, as servicer, and Bankers Trust Company, as trustee. The trust is administered in accordance with the laws of New York State.

The Corporate Trust Department of Bankers Trust Company is located at Four Albany Street, New York, New York 10006.

Universal Bank, UCS and their affiliates may enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and Universal Bank may hold certificates in their own names, but Universal Bank's holdings are disregarded in actions taken by investors.

To meet legal requirements in some states, the trustee may appoint a co-trustee or separate trustees of all or part of the trust. Bankers Trust and the co-trustee or separate trustee will jointly hold all rights, powers, duties and obligations. If Bankers Trust is not qualified to perform some act in a state, the co-trustee or separate trustee will perform the act at Bankers Trust's direction.


Bank accounts
-------------

The trust has established a collection account for the benefit of the investors to hold receivable collections deposited by UCS. The collection and special funding accounts, and any principal funding, reserve or interest funding accounts, must be maintained with a depository institution (which may be the trustee)

o (a) that is a member of the FDIC, is nationally or state chartered or is a domestic branch of a foreign bank, and has a certificate of deposit rating or a long-term unsecured debt rating acceptable to each rating agency, or
     (b) as to which each rating agency confirms that maintaining the account with the institution will not cause the rating agency to reduce or withdraw its rating of any class or series, or

o in a segregated trust account with the institution's corporate trust department, and each rating agency rates the institution's unsecured and unguaranteed senior debt securities as investment grade.

Unless the trustee revokes UCS's power, UCS can withdraw funds from the collection account, and can instruct the trustee to make withdrawals and payments from the collection account, to carry out the trustee's or UCS's obligations.


Investment of funds
-------------------

Funds in the collection and special funding accounts, and in any principal funding, reserve or interest funding accounts, will generally be invested, at UCS's direction, in any of the following eligible investments:

o    obligations issued or fully guaranteed by the United States of America,

o demand deposits, time deposits, certificates of deposit or bankers' acceptances of US financial institutions whose short-term debt is rated in the highest rating category of the applicable rating agency,

o    commercial paper in the highest rating category,

o demand deposits, time deposits or certificates of deposit that are fully insured by the FDIC and are rated in the highest rating category,

o    money market funds in the highest rating category,

o other time deposits that mature by the next distribution day and are issued by an entity whose commercial paper credit rating is acceptable to the rating agencies, and

o any other investment if each rating agency confirms that the investment will not cause the rating agency to reduce or withdraw its rating of any class or series.

Rating requirements for eligible investments will only apply at the time of the trust's investment.

Net earnings on investments of funds in the collection and special funding accounts will be treated as finance charge collections of the trust and will be allocated as described in the prospectus supplement; net earnings on investments of funds in any principal funding, reserve or interest funding accounts for your series will be treated as finance charge collections allocable to some or all of the classes of your series.



UNIVERSAL BANK'S CREDIT CARD BUSINESS


Account generation
------------------

Universal Bank uses UCS and third party vendors to originate cardmember accounts. Substantially all new accounts are generated through nationwide direct mail and telephone solicitations of potential cardmembers. UCS obtains from independent national credit bureaus lists of individuals who have been prescreened and whose credit bureau scores satisfy Universal Bank's established credit quality standards. Credit bureau scoring is intended to provide a general indication of the likelihood of an individual's repaying his or her obligations. The credit scoring uses internal servicer credit scoring models and an industry-accepted credit scoring model - the FICO model developed by Fair, Isaacs Companies - to statistically evaluate the correlation of certain common characteristics with credit risk. Internal servicer scoring models predict the likelihood of bankruptcy. The FICO model predicts the degree of credit risk of prospective cardmembers.

Based on credit bureau scores and other credit characteristics and information, individuals are selected to receive a prescreened solicitation. Universal Bank offers credit card accounts with different annual percentage rates and may offer accounts with annual fees and, depending on the type of account, enhanced special features. It also offers cardmembers optional enhancements for a fee.

Individuals qualifying for pre-screened direct mail solicitation are offered a credit card account through the use of an acceptance certificate. The prospective cardmember must provide information to the servicer, who then requests an updated credit report. Prospective customers receive offers of credit lines up to a pre-specified amount, but the initial credit line is not assigned until after updated information is obtained. In some cases credit may not be granted.

UCS may send direct mail solicitations to potential cardmembers who have not been pre-screened. When UCS receives an application for a credit card account for an individual who has not been pre-screened, it reviews the application for completeness and obtains a credit report and credit bureau score on the applicant from an independent national credit bureau. It may verify some information about the applicant and request additional information to make a decision on the applicant's creditworthiness.

Credit limits are established for each cardmember based on credit bureau score, income and other credit characteristics. The accounts generally have credit limits ranging from $2,000 to $15,000. Some accounts may have a separate credit limit for cash advances as a portion of the overall credit limit. Non-premium accounts generally have initial credit limits in the $2,000 to $5,000 range, with the average limit being between $2,500 and $3,000. Premium accounts are generally assigned credit limits of $5,000 to $15,000 or more, with the average limit being between $6,000 and $6,500. Universal Bank uses the TRIAD behavioral scoring system to review the accounts periodically for automatic credit line adjustment. The accounts are scored based upon time since the last credit line adjustment, account age, current limit, credit line utilization, payment history and other relevant credit criteria. In addition, line increases may be granted by credit analysts who manually review accounts upon request by the cardmember. The amount by which an authorization in excess of available credit may be granted is determined based on a behavioral score assigned to the account. Also, further extensions of credit may be suspended if the balance on an account exceeds the assigned credit limit.


Billing and payments
--------------------

A monthly billing statement is sent to the cardmember if the amount due on the account totals at least one dollar or if there are new calling card transactions during the billing cycle. Otherwise, the charges are included on a statement in a subsequent billing cycle.

The accounts, which generally have variable annual percentage rates, are governed by various cardmember agreements and disclosure statements and have different billing and payment structures, including varying fees, depending on the type of account. Each cardmember agreement permits Universal Bank to change the terms and conditions of that agreement at any time, subject to applicable law. For example, Universal Bank may change the required minimum payment, the rate or amount of finance charges, fees or other charges and the method of computing the balance upon which finance charges are assessed. If legally required,

Universal Bank will give cardmembers prior written notice before implementing any such change.

Monthly billing statements are sent to the cardmember at the end of each billing cycle, generally within two business days after the cycle date assigned to the account by the servicer. Currently, UCS has 28 different billing cycles within each calendar month. The monthly billing statement reflects all purchases, cash advances, administrative charges (such as overlimit charges, late charges and returned payment charges), any annual fees, credit insurance charges and finance charges incurred during the billing cycle or a prior billing cycle and reported to the servicer, all payments or credits applicable to the account, and the outstanding balance of the account as of the cycle date, including available credit.


Minimum payments
----------------

A cardmember must usually make at least the minimum payment shown on the monthly statement by the due date to avoid delinquency. The minimum monthly payment in a billing cycle is the greater of

o the sum of (a) 2.1% of the new balance (or 2.5% for some accounts generated in the college market) on the monthly statement (excluding calling card transactions), rounded to the nearest whole dollar, plus (b) calling card transactions posted to the account in the billing cycle, plus
     (c) any unpaid minimum payment from prior statements and any amounts that exceed the credit line, or

o $10 (or the new balance if less than $10), plus any calling card transactions.

Universal Bank may offer some credit-qualified cardmembers the option to enjoy a payment holiday for a particular billing cycle. A payment holiday means that no minimum payment is required on the account. Daily periodic finance charges continue to accrue. The effect of a payment holiday would be to increase the yield on the receivables on a billed basis and to decrease the rate of payments of principal and finance charge receivables during the billing cycles to which the offer applies. Universal Bank may make similar offers or increase the frequency of this program in the future.


Finance charges
---------------

Finance charges on accounts are calculated separately for purchases and cash advances. Finance charges for purchases are determined by applying a daily periodic rate (the annual percentage rate divided by 365 days) to the daily balance of purchases, and adding together the finance charges for each day in the billing cycle. Finance charges for cash advances are determined by applying the daily periodic rate to the daily balance of cash advances, and adding together the finance charges for each day in the billing cycle, plus any applicable cash advance fee(s).

The daily balance for purchases is determined by adding each day

o    the beginning balance of purchases on the account,

o    any new purchases,

o    any unpaid finance charges on purchases,

o    any charges for credit insurance,

o    any other charges posted to the account, and

o    any unpaid calling card transactions from prior billing cycles,

and subtracting from that sum payments and credits applied to purchases that day.

The daily balance for cash advances is determined by adding each day

o    the beginning balance of cash advances on the account,

o     any new cash advances, and

o     any unpaid finance charges on cash advances,

and then subtracting from that sum any payments and credits applied to cash advances that day.

Finance charges are imposed on purchases and cash advances from the date the transaction is included in the daily balance until full payment is received. If there was no new balance, or if the entire new balance on the account was paid by the payment due date indicated on the monthly statement, then no finance charge is imposed on new purchases in that billing cycle. However, finance charges do accrue from the date of posting on balance transfers generated by certain promotional offers. The payment due date is at least 25 days after the end of the prior billing cycle.

No finance charge is imposed on calling card transactions in the billing cycle in which the transactions are posted to the account. The receivables represented by these charges are not part of the trust's assets. However, any charge for calling card transactions that is not paid by the payment due date on the monthly statement in which it is billed is added to the daily balance of purchases on the first day of the next billing cycle. These unpaid calling card transactions, and finance charges on these unpaid transactions, become part of the trust's receivables.

For most accounts, the periodic rate is a variable rate that changes quarterly and is calculated by taking the highest rate among the prime rates published in The Wall Street Journal (rounded to the nearest 0.1%) on specified days during each calendar quarter and adding a specified margin to that rate. For some accounts, the periodic rate is adjusted monthly. For other accounts, the periodic rate is a variable rate that changes quarterly and is calculated by taking the three-month London interbank offered rate (LIBOR) on specified days during each calendar quarter and adding a specified margin to that rate. Finance charges on the accounts are compounded daily.

Universal Bank has offered special fixed and variable promotional rates that revert in time to a different variable rate, and it may offer such rates again from time to time. It also may offer accounts with variable rates tied to other financial indices.

If an account becomes delinquent or overlimit or a payment is returned unpaid, the rate payable on the account (including any promotional rate payable on the entire balance) may be increased to a fixed rate of 23.9%. The rate payable on an account may also be increased to 23.9% if the cardmember becomes delinquent with any other creditor. A cardmember may again qualify for the lower variable annual percentage rate on new purchases and cash advances, as well as existing balances, after the account has been in good standing for at least 12 months.

Any change in the periodic rate will go into effect on the first day of the billing cycle starting after the first day of the next calendar month or quarter, as the case may be, and may result in an increase or decrease in the finance charge imposed on the account. There will be a minimum finance charge of 50 cents in any billing cycle in which a finance charge at a periodic rate is charged.

Accounts are typically charged a fee for each cash advance, including withdrawals of cash from ATMs, cash advances provided by banks or other institutions, and convenience checks. The cash advance fee is 3% of each cash advance, but never less than $5. Accounts are also assessed a fee for quasi-cash advances, such as wire transfers, foreign currency, travelers checks or money orders. The cash advance fee for quasi-cash transactions is 3% of each quasi-cash transaction but never less than $10. The cash advance fee is part of the finance charge. Currently, cash and quasi-cash advances are not entitled to any grace period and are assessed finance charges from the date of the transaction (for convenience checks, from the date of posting).


Fees and charges
----------------

Universal Bank began issuing the AT&T Universal Card in March 1990. Cardmembers who joined during the first year of the program were considered charter members, and their cards carry no annual fee for life. Universal Bank issues cards with non-refundable membership fees ranging from $20 to $60 on some accounts. However, most of the accounts currently do not carry an annual fee.

Accounts may be assessed administrative charges, including

o late charges of $29 if the required minimum payment on the account is not received on a timely basis,

o returned payment charges of $29 the first time a payment is returned unsatisfied,

o overlimit charges of $29 if the new balance on the account exceeds the credit line, and

o    a $29 fee for returned convenience checks.

No late fee is assessed if the balance is less than $50.


Payments
--------

Cardmember payments are processed by UCS through affiliates or third parties, and generally are allocated to the outstanding balance in the following order:

(1)  to calling card transactions on the most recent billing statement,

(2)  to finance charges at promotional rates,

(3)  to finance charges on purchases,

(4)  to miscellaneous fees, such as late fees or overlimit fees,

(5)  to finance charges on cash advances and convenience checks,

(6)  to balances at promotional rates one or more cycles old,

(7)  to purchase balances one or more cycles old,

(8)  to miscellaneous fees one or more cycles old,

(9)  to cash advance and convenience check balances one or more cycles old,

(10) to calling card transactions since the last billing statement,

(11) to balances at promotional rates since the last billing statement,

(12) to purchases since the last billing statement,

(13) to miscellaneous fees since the last billing statement, and

(14) to cash advances and convenience checks since the last billing statement.


Collection of delinquent accounts
---------------------------------

Minimum scheduled payments on the accounts are due no less than 25 days after the end of the prior billing cycle. An account is considered delinquent (or one payment past due) for collection purposes if the minimum payment indicated on the billing statement is not received by the servicer by the next statement cycle date, which is generally five days after the payment due date. Interest generally is not assessed on purchases unless payment in full has not been received before the next statement cycle date.

UCS uses the TRIAD behavioral scoring system along with custom developed models to create behavioral risk scores for all accounts. The scoring models use payment behavior, the age of the account, credit bureau scores, credit balance, credit line utilization and other factors to predict the probability of an account becoming 90 days past due in the next six months. The timing of the collection activity to be implemented for an account is based on the cardmember's behavioral score and the account balance. The servicer believes that the use of behavioral scoring helps reduce exposure to loss by enabling it to manage at an early stage accounts that have a greater probability of experiencing a loss.

Efforts to collect delinquent credit card receivables are made principally by UCS's personnel, supplemented by collection agencies and attorneys retained by UCS when deemed necessary. Collection activities include statement messages, formal collection letters and telephone calls. The intensity with which collection activity is pursued depends on the risk profile of the account. The risk profile is determined based on a combination of factors, including the dollar amount deemed to be at risk, the degree of account delinquency and the age of the account. Currently, collection activity may begin with a telephone call to the cardmember as early as one day after the date the account becomes delinquent. Follow-up telephone calls continue until the cardmember is contacted. If the collector is unable to establish telephone contact with the cardmember, the collector sends a series of collection letters to the cardmember until the matter is resolved. Universal Bank's current charge-off policy for accounts is:

general delinquency                181 days

fraud                              91 days

bankruptcy                         Immediately upon receipt of notice

If the cardmember dies, in most cases receivables in the account will not be charged off until collection activities indicate the estate will not pay the debt. In certain other cases, the account's receivables will be charged off immediately upon receipt of a death notification.

Depending on the behavioral score established by the servicer, extension of credit to an account that is delinquent may be restricted as early as one day after the date the account becomes delinquent. Typically, Universal Bank will not extend credit to any account with a history of delinquency. Although such arrangements are made infrequently, the servicer, on behalf of Universal Bank, may in its sole discretion enter into arrangements with delinquent cardmembers to extend or otherwise modify payment schedules. No such extension or modification will result in negative amortization to the account.

The risk evaluation, servicing, charge-off policies and collection practices described above are constantly reviewed and may change over time in accordance with the business judgment of Universal Bank and UCS and its affiliates and with legal requirements.

Information about the delinquency and loss experience on the accounts designated to the trust is contained in the prospectus supplement.


Interchange
-----------

When a cardmember purchases goods or services from a merchant, the merchant typically receives less than 100% of the purchase price to be paid by the cardmember. Portions of this difference between the transaction amount and the amount the merchant receives are retained by MasterCard and VISA and by banks participating in the MasterCard and VISA associations as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. The remainder, representing approximately 1% to 2% of the transaction amount, is retained by Universal Bank as interchange. The amount of interchange retained by Universal Bank may be changed by MasterCard and VISA.

The portion of the transaction amount representing interchange is treated as finance charge collections.



MORE ABOUT SERVICING



UCS and its affiliates perform servicing functions at credit card operations centers in Jacksonville, Florida and other sites.

UCS, as servicer, must service, collect and administer the receivables in accordance with its usual servicing procedures for credit card receivables comparable to the receivables in the trust.

UCS's servicing activities include

o collecting and recording payments, communicating with cardmembers, investigating payment delinquencies, evaluating increases in credit limits and the issuance of credit cards, providing billing and tax records to cardmembers and maintaining internal records for each cardmember account,

o maintaining the agreements, documents and files relating to the accounts and receivables as custodian for the trust, and

o providing related data processing and reporting services for the investors and the trustee.

UCS may delegate its servicing duties to any entity that agrees to perform those duties in accordance with the pooling and servicing agreement and UCS's servicing procedures. However, UCS will remain liable for all delegated duties.

Total System Services, Inc. performs data processing on behalf of UCS. Total System Services, which is not affiliated with UCS, processes transactions and cash advances and authorizes accountholder purchases for merchants. It also calculates billing statements, creates statement files and handles the daily posting of transactions to the accounts.


Servicing fee and payment of expenses
-------------------------------------

UCS will receive a monthly fee for its servicing activities. Each class of certificates will generally be responsible for payment on each distribution day of a portion of the servicing fee equal to

o    1/12 of the annual servicing fee percentage for the series, multiplied by

o the aggregate adjusted invested amount of the class on the last day of the preceding month.

UCS may deduct its monthly servicing fee from any receivable collections without first depositing the collections with the trust if

o    the required amount of principal receivables is in the trust, and

o collections for a month have been deposited in the trust that are adequate to fund all required payments and deposits to principal funding and other accounts on the next distribution day.

UCS will pay most expenses incurred in servicing the receivables, including the fees and disbursements of the trustee, the paying agent, the transfer agent, the registrar and the independent accountants.


Deposits of receivable collections/Citibank guaranty
----------------------------------------------------

Citibank has guaranteed to the trust UCS's obligations as servicer. Citibank's guaranty expires September 1, 2016, unless sooner released by the trust. Because of Citibank's guaranty, and as long as Citibank maintains a certificate of deposit rating of A-1 by Standard & Poor's and P-1 by Moody's, UCS can hold collections received during a calendar month until the business day before the distribution day in the following calendar month.

UCS can also deposit each month's collections on the business day before the distribution day in the following month if each rating agency confirms that it will not reduce or withdraw its rating of any class or series.

If UCS were not permitted to make monthly deposits of collections, it would have to deposit each collection within two business days after it first records the transaction.


Repurchase of receivables
-------------------------

UCS may not

o cancel a receivable except in accordance with its servicing procedures, unless ordered by a court or other governmental authority,

o reschedule, revise or defer a payment due on a receivable except in accordance with its servicing procedures, or

o    impair any investor's rights in a receivable.

UCS must also comply with all material legal requirements and maintain all material required qualifications to service the receivables and accounts.

If UCS's failure to comply with any of these requirements

o    is not cured within 60 days, and

o would have a material adverse effect on the investors' interest in the receivable,

then UCS will purchase all the receivables in the affected account. The purchase will be made on the distribution day in the month following the month in which UCS becomes obligated to purchase the receivables. The purchase price will be the amount of the receivables, which will be paid in immediately available funds deposited in the collection account. On UCS's purchase of the receivables, the account will no longer be designated to the trust.

UCS's repurchase of receivables is the investors' only remedy for UCS's failure to comply with the requirements described in this section.


Successors
----------

A successor by merger to UCS, or a corporation that acquires substantially all of UCS's assets, can become the servicer only if it

o    is organized under US law,

o    is legally qualified to act as servicer,

o    assumes UCS's servicing obligations, and

o    has a net worth of at least $50 million.


UCS's resignation
-----------------

UCS may not resign as servicer unless either

o it determines that the performance of its duties is no longer legally permissible and there is no reasonable action that UCS can take to make its performance permissible, or

o its servicing duties are assumed by an eligible servicer (a) that is a wholly owned subsidiary of Citicorp or (b) for which each rating agency confirms that it will not reduce or withdraw its rating of any class or series.

An eligible servicer is an entity that, when it becomes a servicer for th trust,

o is servicing a portfolio of revolving credit card accounts, satisfies the trustee that it can professionally and competently service a portfolio of accounts similar to those designated to the trust in accordance with high standards of skill and care,

o has the right to use software adequate for servicing the accounts designated to the trust, and

o had a net worth of at least $50 million at the end of its most recent fiscal quarter.

A resignation can not become effective until the trustee or a successor to UCS has assumed UCS's duties. However, UCS may assign part or all of its duties as servicer to an affiliate as long as UCS fully guarantees the affiliate's performance or each rating agency confirms that it will not reduce or withdraw its rating of any class or series.


UCS's default
-------------

Either the trustee or investors holding a majority of the aggregate principal balance of all certificates and other interests of all series may terminate UCS as servicer if UCS

o fails to make a payment, transfer or deposit, or fails to give instructions to the trustee to make a payment, transfer or deposit, when required, and the failure is not cured for five business days (plus an additional 10 business days if the delay is caused by act of God or similar event that UCS could not reasonably prevent),

o otherwise fails to perform any of its other obligations under the pooling and servicing agreement, and the failure results in a pay out or reinvestment event or materially and adversely affects the amount or timing of payments on the certificates of any series, and the failure is not cured for 60 days (plus an additional 60 business days if the delay is caused by act of God or similar event that UCS could not reasonably prevent),

o attempts to assign any of its servicing obligations in ways not permitted by the pooling and servicing agreement,

o makes a representation, warranty or certification in the pooling and servicing agreement or any certificate delivered under the pooling and servicing agreement that (1) was incorrect when made, (2) results in a pay out or reinvestment event or materially and adversely affects the amount or timing of payments on the certificates of any series, and (3) is not cured for 60 days (60 business days if the delay is caused by act of God or similar event that UCS could not reasonably prevent), or

o    becomes bankrupt or insolvent or goes into receivership.

If UCS is terminated as servicer, the trustee will promptly appoint a successor servicer. The trustee will seek to obtain bids from potential servicers meeting the eligibility requirements in the pooling and servicing agreement to serve as a successor servicer for servicing compensation not in excess of (1) UCS's servicing fee plus (2) that portion of finance charge collections allocated to the various series that are ultimately distributed to Universal Bank. If no successor servicer is appointed by the time UCS ceases to act as servicer, the trustee will act as servicer.

If the trustee does not receive any bids from eligible servicers to act as successor servicer within 60 days after UCS is notified that it is being terminated as servicer, and an officer of Universal Bank certifies to the trustee that UCS cannot in good faith cure its default, Universal Bank can purchase all the certificates on the distribution day in the next calendar month. The purchase price for the certificates will equal the greater of

o the aggregate adjusted invested amount of the certificates plus interest due on the distribution day, or

o the aggregate bid prices for similar certificates, as determined by a procedure described in the pooling and servicing agreement.


Trustee not liable for servicer's acts
--------------------------------------

The trustee is not liable for the acts or omissions of a servicer, or any person to whom servicing obligations are delegated, including acts or omissions in connection with servicing the receivables, calculations made by such persons, or deposits to or withdrawals from the collection or other trust accounts.



BOOK-ENTRY AND PAPER CERTIFICATES


Book-entry certificates
-----------------------

Most classes of certificates offered to the public will be book-entry certificates. That is, a single "global" certificate for each of these classes will be registered in the name of The Depository Trust Company, a securities depository, or its nominee (together, DTC). DTC will thus be the only registered holder of these certificates. If you purchase a book-entry certificate, you will be a beneficial owner of the certificate, and as such will not be able to obtain paper certificates evidencing your ownership of your certificates.

In this prospectus,

o certificate holder refers to the registered holder of a certificate (usually DTC),

o investor refers to the registered holder of a certificate or the holder of another interest in the trust (other than Universal Bank's interest in the trust), and includes a certificate holder, and

o    certificate owner refers to the beneficial owner of a certificate.

Purchasers of book-entry certificates will hold their certificates indirectly through securities intermediaries - banks, brokerage houses and other institutions that maintain securities accounts for their customers. DTC will maintain accounts showing the certificate holdings of its participants (all of whom will be securities intermediaries, and may include the underwriters), and these securities intermediaries will in turn maintain accounts showing the certificate holdings of their customers (some of whom may themselves be securities intermediaries holding certificates for their customers). Thus, each purchaser of a book-entry certificate will hold that certificate through a hierarchy of intermediaries, with DTC at the "top" and the purchaser's own securities intermediary at the "bottom." The book-entry system for holding certificates through accounts with a hierarchy of securities intermediaries with a securities depository at the top is the system through which most publicly traded securities are held in the United States.

Purchasers of book-entry certificates should realize that, unless otherwise stated in this prospectus, the trust

o    will make all payments on their certificates to DTC,

o will send all reports and notices required to be sent to book-entry certificate holders solely to DTC, and

o will accept notices and directions solely from the investors, which for book-entry certificates will mean DTC.

However, DTC and other securities intermediaries are generally required by law and their own internal procedures to

o pass through to their customers the economic benefit of ownership of the certificates, such as payments from the trust, and

o exercise the rights that come from holding certificates as a representative of their customers.

Owners of book-entry certificates may find it somewhat more difficult to pledge their certificates because of the lack of a physical certificate, and may experience delays in receiving payments on their certificates, since payments will be initially made to DTC and must then travel down the hierarchy of intermediaries to the certificate owner's own account with its securities intermediary.

European purchasers of certificates can hold interests in the certificates only through Cedelbank, societe anonyme (Cedelbank), or through Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System (Euroclear), if they are participants in such systems or indirectly through organizations that are participants in such systems.

Because Cedelbank and Euroclear are not DTC participants, Cedelbank and Euroclear will hold positions through US securities intermediaries that will in turn hold positions on DTC's books. Citibank will act as securities intermediary for Cedelbank, and The Chase Manhattan Bank will act as securities intermediary for Euroclear.

Neither the trustee, Universal Bank nor UCS will be responsible, or liable to certificate owners, for any action or failure to act of a securities depository or securities intermediary, including any action or inaction involving a securities depository's or securities intermediary's

o    payments to its participants or customers,

o transmission of notices, directions (including directions as to voting certificates) and other communications to or from certificate owners, or

o    record keeping.

Nor will the trustee, Universal Bank or UCS have any obligation to certificate owners to monitor, supervise or review any actions or procedures of a securities depository or securities intermediary.


The Depository Trust Company
----------------------------

DTC is a limited purpose trust company organized under the laws of New York State, a member of the Federal Reserve System, a "clearing corporation" under the New York Uniform Commercial Code and a "clearing agency" registered under the Securities Exchange Act of 1934.

DTC holds securities deposited by its participants and facilitates the settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thus eliminating the need for physical movement of securities certificates. DTC is owned by a number of its participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers (the NASD). The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

Cedelbank
---------

Cedelbank is registered as a bank in Luxembourg and is regulated by Luxembourg's central bank, the Banque Centrale du Luxembourg. Cedelbank holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Cedelbank provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Cedelbank has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Cedelbank and Euroclear.

Cedelbank's customers are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Cedelbank's US customers are limited to securities brokers and dealers and banks, and may include the underwriters. Indirect access to Cedelbank is available to other institutions that clear through or maintain a custodial relationship with a Cedelbank account holder.


Euroclear
---------

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This system eliminates the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation. Morgan Guaranty - Brussels conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Morgan Guaranty - Brussels. Euro-clear Clearance Systems establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries, and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Morgan Guaranty - Brussels is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Federal Reserve Board and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with Morgan Guaranty - Brussels are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. Euroclear's rules govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Morgan Guaranty - Brussels acts under Euroclear's rules only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

The preceding information about DTC, Cedelbank and Euroclear has been provided by each of them for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.


Issuance of paper certificates
------------------------------

Owners of book-entry certificates may obtain paper certificates registered in their name only if

o DTC is unwilling or unable to continue as depositary for the global certificates and Universal Bank is unable to find a qualified replacement,

o Universal Bank decides to terminate the book-entry system for a specific series or class, or

o UCS defaults and beneficial owners of least 50% of the principal balance of a series or class determine that the continuation of the book-entry system for the series or class is no longer in their best interest.

If any of these events occurs, the trustee will notify the owners of the affected certificates through the chain of intermediaries that paper certificates are available, and the trustee will then issue paper certificates in registered form to the certificate owners. Once a paper certificate is issued to a certificate owner, the owner will have all the rights of a certificate holder, including the right to receive payments of interest and principal directly from the trust or its paying agent.



THE POOLING AND SERVICING AGREEMENT


Your certificates are governed by the pooling and servicing agreement and a series supplement to the pooling and servicing agreement for your series, substantially in the forms filed or to be filed as exhibits to registration statements under the Securities Act of 1933 or the Securities Exchange Act of 1934. References in this prospectus to the "pooling and servicing agreement" will generally refer to the pooling and servicing agreement and the relevant series supplement.

Many of the matters dealt with in the pooling and servicing agreement are discussed elsewhere in this prospectus. The following discussion summarizes some of the remaining terms of the pooling and servicing agreement.

The certificates are complex instruments, and the pooling and servicing agreement is a lengthy and complex document. This prospectus only discusses those aspects of the certificates and the pooling and servicing agreement that Universal Bank and UCS believe are likely to be material to certificate purchasers. You should read the pooling and servicing agreement for provisions that may be important to you. The trustee will provide you with a copy of the pooling and servicing agreement (without exhibits or schedules) on your written request.


Representations and warranties
------------------------------

Universal Bank will represent and warrant to the trust that on the series closing date,

o    Universal Bank is a national bank validly existing under US law,

o it has the authority to consummate the transactions contemplated by the pooling and servicing agreement,

o    Universal Bank is legally bound by the pooling and servicing agreement, and

o the transfer of the receivables to the trust is either (a) a valid sale to the trust of Universal Bank's entire interest in the receivables, including receivables created after that date and the proceeds of those receivables, and in recoveries and interchange allocable to the trust, or (b) the grant of a first priority perfected security interest under the Uniform Commercial Code in those receivables, proceeds, recoveries and interchange.

If Universal Bank's breach of any of these representations or warranties has a material adverse effect on the investors' interest in the receivables (determined without regard to any funds available from credit enhancement) or the availability of the proceeds of the receivables to the trust, either the trustee or investors holding a majority of the principal balance of the certificates and other interests of all series can direct Universal Bank to

o cure the breach within 60 days (or a longer grace period up to 120 days permitted by the trustee or the investors), or

o    repurchase all of the receivables in the trust.

Any repurchase will occur on the distribution day following the calendar month in which the repurchase obligation arises. The purchase price for the certificates and other interests will be the aggregate invested amount of all the certificates and other interests of all series, together with all interest due on the distribution day. Universal Bank's repurchase of the receivables will be the sole remedy available to the investors or the trustee for Universal Bank's breach of these representations and warranties.

The trustee is not required or expected to examine Universal Bank to establish its compliance with its representations or warranties or the performance of its obligations under the pooling and servicing agreement or for any other purpose.


Transfers of Universal Bank's interest
--------------------------------------

Universal Bank may transfer part, but not all, of its interest in the trust. However, Universal Bank can only do this if

o each rating agency confirms that it will not reduce or withdraw its rating of any class or series,

o the transfer will not result in a pay out or reinvestment event or materially and adversely affect the amount or timing of payments on the certificates of any series,

o Universal Bank reasonably believes that the transfer will not result in a pay out or reinvestment event or materially and adversely affect the amount or timing of payments on the certificates of any series,

o    Universal Bank delivers a tax opinion on the transfer to the trustee, and

o the required amount of principal receivables are in the trust on the date of the transfer.

A transferee of Universal Bank's interest will have, to the extent of the interest transferred, all the rights and obligations of Universal Bank with respect to the trust and the certificates as described in this prospectus.


Additional transferors of receivables
-------------------------------------

Universal Bank may designate any of its affiliates (an additional transferor) to designate the affiliate's credit card accounts to the trust. In connection with the designation of an additional transferor, Universal Bank will transfer part of its interest in the trust to the affiliate. The transfer of a portion of Universal Bank's interest in the trust will be effective only if

o the pooling and servicing agreement is amended to include the additional transferor, and the amendment satisfies all the requirements for an amendment that does not require the consent of any investor (see below), and

o    Universal Bank delivers a tax opinion on the transfer to the trustee.

An additional transferor will be treated in the same manner as Universal Bank and will generally have the same obligations and rights as to the receivables it transfers to the trust as Universal Bank has as to the receivables Universal Bank transfers to the trust.

Indemnification
---------------

UCS must indemnify the trust and the trustee against any loss, liability, expense, damage or injury arising out of UCS's actions or omissions in the performance of its servicing obligations or the trustee's administration of the trust, other than loss, liability, expense, damage or injury arising from the trustee's negligence or willful misconduct.

Universal Bank has agreed to be liable directly to an injured party for the entire amount of any liabilities of the trust (other than those incurred by an investor) arising out of the arrangement created by the pooling and servicing agreement or of UCS's actions as servicer as though the pooling and servicing agreement created a partnership in which Universal Bank was a general partner. UCS has in turn agreed to indemnify Universal Bank against any such liabilities that arise from UCS's actions or omissions.

Except as described in the preceding two paragraphs, neither Universal Bank, UCS nor any of their directors, officers, employees or agents will have any other liability to the trust, the trustee, the investors, any person providing credit enhancement or any other person for actions taken or omitted in good faith under the pooling and servicing agreement. However, these persons will be liable for their willful misfeasance, bad faith or gross negligence in the performance of their duties or for their reckless disregard of their obligations and duties under the pooling and servicing agreement.

UCS is not obligated to appear in, prosecute or defend any legal action that is not incidental to its servicing duties under the pooling and servicing agreement. UCS may undertake for the benefit of the investors any legal action it deems desirable related to the pooling and servicing agreement and the interests of the investors.


Amendments
----------

UCS, Universal Bank and the trustee may amend the pooling and servicing agreement without the consent of the investors of any series, provided that

o Universal Bank delivers a legal opinion to the trustee that all conditions to the amendment have been satisfied,

o Universal Bank reasonably believes that the amendment will not result in a pay out or reinvestment event or materially and adversely affect the amount or timing of payments on the certificates of any series, and

o each rating agency confirms that it will not reduce or withdraw its rating of any class or series.

For example, the pooling and servicing agreement can be amended without consent of any investor to add an additional transferor or to allow Universal Bank or an additional transferor to transfer participation interests to the trust.

The pooling and servicing agreement may also be amended with the consent of the investors holding not less than 2/3 of the aggregate principal balance of the certificates and other interests of all the affected series. However, the amendment may not

o reduce the amount of, or delay the timing of, deposits or payments on a certificate or other interest, or

o change the definition of or the manner of calculating the interest of any investor without the consent of each affected investor.

Nor may any amendment

o reduce the interest of the certificates and other interests required to consent to an amendment without the consent of all investors, or

o adversely affect the rating of a class without the consent of the investors holding at least 2/3 of the aggregate principal balance of the class.

A series supplement for a new series of certificates is not considered an amendment to the pooling and servicing agreement.


No meetings of investors
------------------------

There will not be any annual or other meetings of investors.



TAX MATTERS


Limits of the discussion
------------------------

This section summarizes the material US federal income tax consequences to certificate owners. However, the discussion is limited in the following ways:

o The discussion only covers you if you buy your certificates in the initial offering.

o The discussion only covers you if you hold your certificates as a capital asset (that is, for investment purposes), and if you do not have a special tax status.

o The discussion does not apply to you if you are a non-US certificate owner and if you (a) own 10% or more of the voting stock of Citigroup, (b) are a "controlled foreign corporation" with respect to Citigroup, or (c) are related to transferees of Universal Bank's interest in the trust.

o The discussion does not cover tax consequences that depend upon your particular tax circumstances. You should consult your tax advisors about the tax consequences of holding the certificates in your particular situation.

o    The discussion does not cover state, local or foreign law.

o The discussion is based on current law. Changes in the law may change the tax treatment of your certificates.

o There is no authority on many of the tax issues concerning the trust and the certificates. We have not requested a ruling from the Internal Revenue Service (IRS) on the tax consequences of owning the certificates. As a result, the IRS could disagree with portions of this discussion.

o The discussion does not cover every type of certificate that we might issue. For example, it does not cover certificates that are scheduled to be outstanding for one year or less, certificates denominated in foreign currency, or certificates whose tax characterization is different than that described below. If your certificates are of a type not described in this summary, additional tax information will be provided in the prospectus supplement.

o The discussion does not apply to certificates issued at more than a small discount from their principal amount. More precisely, the discussion applies only if any such discount is less than 1/4% times the number of full years from the issue date to the scheduled principal payment date of the certificates. This discount is referred to as de minimis OID. If the discount on your certificates exceeds this de minimis amount, the original issue discount (OID) rules of the Internal Revenue Code will apply and additional information will be provided in the prospectus supplement.

Because of these limitations, and because of the uncertainties described below, we strongly encourage you to consult your tax advisor before purchasing certificates.


Tax characterization of the certificates
----------------------------------------

Cravath, Swaine & Moore, special federal tax counsel to Universal Bank and the trust, will provide an opinion to the trustee that the certificates are properly characterized as indebtedness for federal income tax purposes. In addition, certificate owners will agree, by acquiring certificates, to treat the certificates as debt of Universal Bank for federal, state and local income and franchise tax purposes. Universal Bank will treat the certificates in the same manner for these purposes, although it will treat the certificates as equity for certain nontax purposes.

Tax counsel's opinion is based on a balancing of factors. The most important factor is the economic substance of the certificates. The certificates have economic substance as indebtedness principally because:

o The certificates have many characteristics typical of debt, including a fixed principal amount, a predetermined interest rate, one or more specified dates on which principal payments are expected to be made and a series termination date. These characteristics are generally independent of, and different from, the cash flows on the underlying assets of the trust.

o The economic position of a certificate owner with respect to the trust's assets is different from the economic position of an owner of an equity interest in those assets, but is similar to the economic position of a lender making a nonrecourse loan. The principal economic characteristics of a typical owner of an equity interest are the opportunity to gain if the assets increase in value and the risk of loss if the assets decrease in value. On the other hand, a lender making a nonrecourse loan is generally unaffected by changes in the value of the underlying assets unless they become insufficient to pay the full principal and interest on the loan. (A nonrecourse loan is a loan where only specified assets, rather than all assets of the borrower, are available to repay the loan.)


Tax characterization of the trust
---------------------------------

Tax counsel will provide an opinion to the trustee that the trust will not be an association or publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, the trust will not be subject to federal income tax.

The precise tax characterization of the trust for federal income tax purposes is not certain. It might be viewed as merely holding assets on behalf of Universal Bank as collateral for debt issued by Universal Bank. On the other hand, the trust could be viewed as a separate entity for tax purposes, probably a partnership, issuing its own debt. This distinction, however, should not have a significant tax effect on certificate owners except as stated below.

The trust is permitted to elect to be a financial asset securitization investment trust, or FASIT, for tax purposes. A FASIT is also not subject to federal income tax. To make the election, the trust would have to deliver a legal opinion to the trustee that (1) the trust will not be taxable as a corporation, and (2) the election will not have a significant adverse effect on the federal income tax treatment of owners of then-outstanding certificates. The trust has not elected to be a FASIT.


Tax consequences to US certificate owners
-----------------------------------------

Many of the tax consequences of your owning certificates depend upon whether you are a US certificate owner - that is, whether you are either

o    an individual US citizen or resident alien,

o a corporation, or entity taxable as a corporation, that was created under US law (federal or state), or

o an estate or trust whose worldwide income is subject to US federal income tax.

If a partnership holds certificates, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding certificates should consult their tax advisors.


   Interest

Unless the OID rules apply as described below:

o If you are a cash method taxpayer (including most individual certificate owners), you must report interest on the certificates in your income when you receive it.

o If you are an accrual method taxpayer, you must report that interest in your income as it accrues.


   Possible OID on the certificates

Your certificates might be treated as having OID, even though they satisfy the requirement for de minimis OID described above. This result could arise in two ways:

(1) Interest on your certificates is not paid in full on a scheduled payment date. Your certificates will then have OID from that date until their principal is fully paid.

(2) When your certificates are issued, there is more than a "remote" risk of a late payment or nonpayment of interest. Your certificates would then have OID from their date of issuance. However, Universal Bank intends to take the position that OID does not arise under this rule because the risks in question are "remote."

If your certificate has OID, all interest on the certificate would be subject to the tax rules for accruing OID. In general, there would not be a significant adverse effect on you. However,

o you would have to report interest income on your certificate as it accrues rather than when it is paid, even if you are on the cash method of accounting, and

o if your certificate was issued at a small discount from its face amount - that is, with de minimis OID - you would have to accrue that discount into income over the life of the certificate.


   Premium and discount

Additional special rules apply in the following situations:

o If you buy your certificate in the initial offering for more than its initial principal balance, the excess amount you pay will be "bond premium." You can use bond premium to reduce your taxable interest income over the life of your certificate.

o If you buy a certificate in the initial offering for less than its initial offering price to the public, special rules concerning "market discount" may apply.

Appropriate adjustments to tax basis are made in these situations. Certificate owners in these situations should consult their tax advisors.


   Sale or retirement of certificates

On your sale or retirement of your certificate:

o You will have taxable gain or loss equal to the difference between the amount you receive on the sale and your tax basis in the certificate. Your tax basis in your certificate will generally be its cost, with adjustments for any OID, premium or discount.

o Your gain or loss will generally be capital gain or loss, and will be long term capital gain or loss if you held your certificate for more than one year.

o If your certificate is issued with de minimis OID, you must report that discount in income as taxable gain on a proportionate basis as you receive principal on the certificate.

o If you sell the certificate between interest payment dates, a portion of the amount you receive reflects interest that has accrued on the certificate but has not yet been paid by the sale date. That amount is treated as ordinary interest income and not as sale proceeds.


   Information reporting and backup withholding

Assuming you hold your certificates through a broker or other securities intermediary, the intermediary must provide information to the IRS concerning interest, OID and retirement proceeds it pays to you on certificates you own, unless an exemption applies.

Similarly, unless an exemption applies, you must provide the intermediary with your taxpayer identification number for its use in reporting information to the IRS. If you are an individual, this is your social security number. You must also comply with other IRS requirements concerning information reporting.

If you are subject to these requirements but do not comply, the intermediary must withhold 31% of all amounts payable to you on your certificates (including principal payments). This is called backup withholding. If the intermediary withholds payments, you may use the withheld amount as a credit against your federal income tax liability.

Individual US certificate owners are subject to these requirements. Some US certificate owners, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements.


   Other possible tax characterizations

Since we are not obtaining a ruling from the IRS on the tax consequences of the certificates, the IRS could disagree with the intended tax consequences or with the opinions of tax counsel described above. As a result:

o The certificates might be treated as equity interests in a partnership rather than debt for tax purposes. Certificate owners would then be treated as partners in a partnership, with possible adverse tax results. In particular, individual certificate owners would be required to include trust income in their own income as it accrues rather than when it is paid, and might not be allowed a deduction for certain trust expenses (resulting in a greater amount of taxable income than cash received).

o The trust might initially or in the future be treated as a taxable corporation, with the certificates treated as debt or equity in the corporation. Tax imposed on the trust could significantly reduce the amount of cash otherwise available for payment to certificate owners.

In particular, under a special tax rule, a noncorporate entity such as the trust is taxable as a corporation if (1) it is considered to be engaged in the financial business, (2) it issues a class of interests treated as equity for tax purposes, and (3) any such class of equity interests is "publicly traded," as broadly defined. Because the trust might be considered to satisfy condition (1), the trust might be a taxable corporation if it issues certificates or other interests that are equity for tax purposes and that meet the broad test for being "publicly traded."

The trust has issued, and may continue to issue, certificates for which tax counsel does not provide an opinion that the certificates are debt for tax purposes. None of those certificates have been or will be publicly offered within the meaning of the securities laws. Nevertheless, if any of these certificates are treated as equity for tax purposes and also considered "publicly traded," under the rule in the preceding paragraph the trust might become a taxable corporation. Universal Bank will take measures to minimize this risk and expects to be successful in doing so. However, no assurance can be provided in this regard.


Tax consequences to non-US certificate owners
---------------------------------------------

This section applies to you only if you are a non-US certificate owner - that is, if you are

o    a nonresident alien individual

o    a corporation created under non-US law, or

o    an estate or trust that is not taxable in the US on its worldwide income.


   Withholding taxes

Generally, assuming the certificates are debt for federal income tax purposes (as provided in the opinion of tax counsel), payments of principal and interest on the certificates will not be subject to US withholding taxes.

However, for the exemption from withholding taxes to apply to you, you must meet one of the following requirements:

o You provide your name, address and a signed statement that you are the beneficial owner of the certificates and that you are not a US certificate owner. This statement is generally made on IRS Form W-8 or Form W-8BEN.

o You or your agent claim an exemption from withholding tax under an applicable tax treaty. This claim is generally made on Form 1001 or Form W-8BEN.

o You or your agent claim an exemption from withholding tax on the ground that the income is effectively connected with the conduct of a trade or business in the US. This claim is generally made on Form 4224 or Form W-8ECI.

You should consult your tax advisors about the procedures for satisfying these requirements. These procedures will change on January 1, 2001. In addition, a claim for exemption will not be valid if the person receiving the applicable form has actual knowledge that the statements on the form are false.


   Sale or retirement of certificates

If you sell a certificate or it is redeemed, you will not be subject to federal income tax on any gain unless one of the following applies:

o    The gain is connected with a trade or business that you conduct in the US.

o You are an individual, you are present in the US for at least 183 days during the year in which you dispose of the certificate, and certain other conditions are satisfied.

o The gain represents accrued interest or OID, in which case the rules for interest would apply.


   US trade or business

If you hold your certificate in connection with a trade or business that you are conducting in the US:

o Any interest on the certificate, and any gain from disposing of the certificate, generally will be subject to income tax as if you were a US-certificate owner.

o If you are a corporation, you may be subject to the "branch profits tax" on your earnings that are connected with your US trade or business, including earnings from the certificate. This tax is 30%, but may be reduced or eliminated by an applicable income tax treaty.


   Estate taxes

If you are an individual, your certificate will not be subject to US estate tax when you die. However, this rule only applies if, at your death, payments on the certificate were not connected to a trade or business that you were conducting in the US


   Information reporting and backup withholding

US rules concerning information reporting and backup withholding are described above. Under these rules:

o Principal and interest payments received by you will be automatically exempt from the usual rules if you provide the tax certifications needed to avoid withholding tax on interest, as described above (unless the recipient of the applicable form knows that the certification is false). However, interest paid to you will be reported to the IRS on Form 1042-S.

o Sale proceeds you receive on a sale of your certificates through a broker may be subject to these rules if you are not eligible for an exemption. In particular, information reporting and backup withholding may apply if you use the US office of a broker, and information reporting (but not backup withholding) may apply if you use the foreign office of a broker that has certain connections to the US. You should consult your tax advisor concerning information reporting and backup withholding on a sale.


   Other possible tax characterizations

If the trust is treated as a taxable corporation, as discussed above, the tax liability of the trust could reduce the amount of cash available to certificate owners. In addition, if your certificates are characterized as equity rather than debt for federal income tax purposes, there could be material adverse tax consequences to you. For example:

o If your certificates were equity interests in a partnership, (a) 30% US withholding tax might apply to the gross amount of trust income allocable to you, or (b) you might have to file a tax return in the US and pay tax on your share of net income of the trust as if such income were your US business income. A corporate certificate owner might also be subject to the "branch profits tax."

o If your certificates are equity interests in a corporation, all interest payable to you might be treated as a dividend subject to 30% withholding tax (or a lower rate for dividends provided by a tax treaty).

Non-US certificate owners should consult their tax advisors concerning these risks.



BENEFIT PLAN INVESTORS


Benefit plans are subject to restrictions under the Internal Revenue Code and the Employee Retirement Income Security Act of 1974 (ERISA). These restrictions include rules concerning prudence and diversification of the investment of assets of a benefit plan (plan assets). A benefit plan fiduciary should consider whether an investment by the benefit plan in certificates complies with these requirements.

In general, a benefit plan for these purposes includes:

o an employee benefit plan that is tax-qualified under the Internal Revenue Code and provides deferred compensation to employees (such as a pension, profit-sharing, section 401(k) or Keogh plan);

o    an individual retirement account; and

o a collective investment fund or other entity, if (1) the fund or entity has one or more benefit plan investors and (2) certain "look-through" rules apply to treat the assets of the fund or entity as constituting plan assets of the benefit plan investors.

However, a plan maintained by a government is not a benefit plan unless it is tax-qualified under the Internal Revenue Code. A fund or other entity (including an insurance company general account) considering an investment in certificates should consult its tax advisors concerning whether its assets might be considered plan assets under these rules.


Prohibited transactions
-----------------------

ERISA and the Internal Revenue Code also prohibit transactions of a specified type between a benefit plan and a party in interest who is related in a specified manner to the benefit plan. Violation of these prohibited transaction rules may result in significant penalties. There are statutory exemptions from the prohibited transaction rules, and the US Department of Labor has granted administrative exemptions of specified transactions.


Potential prohibited transactions from investment in certificates
-----------------------------------------------------------------

There are two categories of prohibited transactions that might arise from a benefit plan's investment in certificates. Fiduciaries of benefit plans contemplating an investment in certificates should carefully consider whether the investment would violate these rules.

1: Prohibited transactions between the benefit plan and a party in interest

The first category of prohibited transaction could arise on the grounds that the benefit plan, by purchasing certificates, was engaged in a prohibited transaction with a party in interest. A prohibited transaction could arise, for example, if the certificates were viewed as debt of Universal Bank and Universal Bank is a party in interest as to the benefit plan. A prohibited transaction could also arise if Universal Bank, the trustee, UCS or another party with an economic relationship to the trust either

o is involved in the investment decision as to the benefit plan to purchase certificates, or

o    is otherwise a party in interest for the benefit plan.

If a prohibited transaction might result from the benefit plan's purchase of certificates, an administrative exemption from the prohibited transaction rules might be available to permit an investment in certificates. The exemptions that are potentially available include the following Prohibited Transaction Class Exemptions (PTCE):

o    PTCE 96-23 (available to "in-house asset managers"),

o    PTCE 95-60 (available to insurance company general accounts),

o    PTCE 91-38 (available to bank collective investment funds),

o    PTCE 90-1 (available to insurance company pooled separate accounts), and

o    PTCE 84-14 (available to "qualified professional asset managers").

However, even if the benefit plan is eligible for one of these exemptions, the exemption may not cover every aspect of the investment by the benefit plan that might be a prohibited transaction.


2: Prohibited transactions between the trust and a party in interest

The second category of prohibited transactions could arise if

o    a benefit plan acquires certificates, and

o under a Department of Labor plan asset regulation, assets of the trust are treated as if they were plan assets of the benefit plan.

In this case, every transaction by the trust would be treated as a transaction by the benefit plan using plan assets.

If trust assets are treated as plan assets, a prohibited transaction could result if the trust itself engages in a transaction with a party in interest for the benefit plan. For example, if the trust holds a receivable that is an obligation of a benefit plan participant, there would be a prohibited extension of credit between the benefit plan and a party in interest (the participant).

As a result, if trust assets are treated as plan assets, there would be a significant risk of a prohibited transaction. Moreover, the PTCEs referred to above could not be relied on to exempt all the trust's transactions from the prohibited transaction rules. In addition, because all the assets of the trust would be treated as plan assets, managers of those assets might become subject to the fiduciary responsibility rules of ERISA.

Under an exemption in the plan asset regulations, trust assets would not be considered plan assets, and so this risk of prohibited transactions would not arise, if a benefit plan purchased a certificate that was a "publicly offered security." To qualify for the exemption, a certificate must be

o    freely transferable,

o    registered under the Securities Exchange Act of 1934, and

o owned by at least 100 investors independent of the issuer and of one another at the conclusion of the initial offering.

This test is applied separately to each series or class of certificates.

We expect that all the certificates will be freely transferable and will satisfy this registration requirement. However, it is possible that certificates of some classes will not satisfy the 100-investor requirement of the exemption. A significant risk of prohibited transactions could arise if a benefit plan acquired those certificates.


Investment by benefit plan investors
------------------------------------

For the reasons described in the preceding sections, benefit plans can purchase certificates of a particular class if Universal Bank notifies the trustee that Universal Bank expects the certificates of that class to be held by at least 100 separately named persons at the conclusion of the offering. A copy of this notice will be available from the trustee at its Corporate Trust Department. If your series is not divided into classes, the notice will be based on your series as a whole.

However, even if this notice is provided and benefit plans are permitted to purchase certificates, benefit plan fiduciaries should note that:

o This notice will be based on information provided to Universal Bank by an underwriter or other selling agent. Universal Bank will not independently make this determination.

o Neither Universal Bank nor any underwriter or selling agent will determine whether the named persons are independent of the issuer or of one another. This is a requirement of the exemption under the plan asset regulation.

o The fiduciary of the benefit plan must ultimately determine whether the requirements of the plan asset regulation are satisfied. More generally, the fiduciary must determine whether the benefit plan's investment in certificates will result in one or more nonexempt prohibited transactions or otherwise violate the provisions of ERISA or the Internal Revenue Code.

Because of the risk of prohibited transactions if trust assets are considered to be plan assets, unless the notice described above is provided:

o    the trust will not permit benefit plans to purchase certificates, and

o each certificate owner will be deemed to represent and warrant to the trust that it is not a benefit plan and has not purchased the certificates on behalf of a benefit plan or with assets of a benefit plan.


Tax consequences to benefit plans
---------------------------------

In general, assuming the certificates are debt for federal income tax purposes, interest income on certificates would not be taxable to benefit plans that are tax-exempt under the Internal Revenue Code, unless the certificates are "debt financed property" under the Internal Revenue Code. However, if (contrary to the opinion of tax counsel) the certificates are equity interests in a partnership for federal income tax purposes, and other certificates issued by the trust are debt for federal income tax purposes, then all or part of the interest income on the certificates would be taxable to the benefit plan as debt financed income. Benefit plans should consult their tax advisors concerning the tax consequences of purchasing certificates.



PLAN OF DISTRIBUTION


Universal Bank may sell certificates

o    through underwriters or dealers,

o    directly to one or more purchasers, or

o    through agents.

The prospectus supplement describes the terms of the offering, including the names of any underwriters or agents, the purchase price of the offered certificates and the proceeds to Universal Bank from the sale of the certificates, the underwriting discounts and other components of the underwriters' compensation, the initial public offering price and the discounts or concessions allowed or reallowed or paid to dealers.

If Universal Bank uses underwriters in a sale of the certificates, the underwriters will acquire the certificates for their own account and may resell the certificates in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale or at the time of commitment for sale. The certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise stated in the prospectus supplement, the obligations of the underwriters to purchase the certificates will be subject to customary closing conditions, and the underwriters will be obligated to purchase all of the certificates if they purchase any certificates. Any initial public offering price and discounts or concessions allowed or reallowed or paid to dealers may be changed.

Universal Bank may sell certificates directly or through agents it designates. Each agent involved in the offer or sale of certificates will be named, and any commissions payable by Universal Bank to the agent will be set forth, in the prospectus supplement. Unless otherwise stated in the prospectus supplement, each agent will act on a best efforts basis for the period of its appointment.

Each underwriter, agent or dealer participating in the distribution of certificates may be deemed to be an "underwriter," and any discounts or commissions received by an agent on the sale or resale of certificates may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933. Agents and underwriters may be entitled under agreements entered into with Universal Bank to indemnification by Universal Bank against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that the agents or underwriters may be required to make in respect of those liabilities.

Underwriters and agents may engage in transactions with, or perform services for, Universal Bank and UCS or their affiliates in the ordinary course of business.

Affiliates of Universal Bank may act as underwriters or agents in the sale of the certificates. These affiliates may also act as principal or agent in market-making transactions in the certificates. The prospectus supplement will name any affiliate acting as an underwriter or agent in the sale of the certificates and describe that affiliate's relationship to Universal Bank. This prospectus may be used by affiliates of Universal Bank in connection with offers and sales related to market-making transactions in the certificates. These sales will be made at prices related to prevailing market prices at the time of sale.

USE OF PROCEEDS


The net proceeds from the sale of the certificates of this series will be paid to Universal Bank. Universal Bank will use the proceeds primarily for general corporate purposes.



WHERE YOU CAN FIND MORE INFORMATION


Reports available from the trustee
----------------------------------

By March 31 in each year, UCS will have a nationally recognized accounting firm report to the trustee, with copies to the rating agencies, that

o the firm has applied procedures agreed upon with UCS and has examined documents and records relating to the servicing of the accounts,

o on the basis of those procedures, nothing has come to the firm's attention that caused it to believe that the servicing was not conducted in compliance with the pooling and servicing agreement, except for exceptions that the firm believes to be immaterial and any other exceptions set forth in the report, and

o the firm has applied procedures agreed upon with UCS to compare the mathematical calculation of amounts in the UCS report of distributions referred to in the preceding section with UCS' computer records, and that the firm is of the opinion that the amounts are in agreement, except for exceptions that the firm believes to be immaterial and any other exceptions set forth in the report.

These reports, which need not be prepared by the same accounting firm, will describe the agreed-upon procedures performed. The accounting firms may also render other services to UCS or Universal Bank and any of their affiliates.

By March 31 of each year, UCS will deliver to the trustee a statement signed by an officer of UCS that UCS has, or has caused to be, performed all its material obligations under the pooling and servicing agreement throughout the preceding year or, if there has been a default in the performance of an obligation, specifying the nature and status of the default.

You may obtain copies of any of these reports and statements by written request to the trustee's Corporate Trust Office, Four Albany Steet, New York, NY 10006.

Early in each month, UCS will prepare

o a statement of payments to be made on the following distribution day to the investors of your series, and

o an officer's certificate as to UCS's compliance with the pooling and servicing agreement.

UCS will send the statement and the certificate to the trustee, the trustee's paying agent, each rating agency and the holders of interests other than the certificates. You can obtain a copy of any of these reports or certificates by written request to the trustee's Corporate Trust Office. These monthly reports can also be obtained by written request to UCS.


SEC reports
-----------

A registration statement relating to the certificates was filed with the Securities and Exchange Commission (the SEC). This prospectus is part of the registration statement, but the registration statement includes additional information.

The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the trust.

You may read and copy any reports, statements or other information filed at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. SEC filings are also available to the public on the SEC internet site (http://www.sec.gov).

The SEC permits the "incorporation by reference" of information filed with it, which means that important information can be disclosed to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that is filed later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. Any future annual, monthly and special reports for the SEC and proxy materials filed by or on behalf of the trust are incorporated by reference until the offering of the certificates is terminated and no broker-dealer affiliate of Universal Bank or UCS is making a market in the certificates.

You may request a copy of any document incorporated by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing to: Universal Card Services Corp., 8787 Baypine Road, Jacksonville, Florida 32256, Attention: Thomas Donahue. Telephone requests for such copies should be directed to Mr. Donahue at (904) 954-7500.

DEFINED TERMS



additional transferor, 50
adjusted invested amount, 6
adjustments, 29
AT&T Universal Card, 27

backup withholding, 56
base rate, S-17
beneficial owner, 44
benefit plan, 60
book-entry certificates, 44

cardmember accounts, 3
Cedelbank, 46
certificate holder, 3
certificate owner, 45
classes, 2
clean-up call, 9
collateral interest, 2
collection account, 32
controlled accumulation amount, 4
controlled accumulation period, 4
controlled amortization period, 5
core prospectus, S-5
credit enhancement, 9

de minimis OID, 53
distribution day, 20
DTC, 44

early accumulation period, 7
early amortization period, 7
eligible account, 27
eligible investments, 32
eligible receivable, 28
eligible servicer, 43
ERISA, 60
Euroclear, 46
excess allocation series, 22
excess finance charge collections, 22

FDIC, 17
finance charge receivable, 4
finance charge shortfall, S-12

interchange, 40
interest funding account, 20
invested amount, 2
investors, 3
IRS, 53

LIBOR, 37

NASD, 46
net finance charge yield, S-17
non-US certificate owner, 57

OID, 53

participation interests, 29
party in interest, 60
pay out events, 7
plan asset regulation, 61
plan assets, 60
pooling and servicing agreement, 15
principal funding account, 4
principal receivable, 4
principal sharing series, 23
principal shortfall, S-15
prohibited transactions, 60
prospectus supplement, S-5
PTCE, 61

reallocation group, 22
receivable, 3
record date, 3
registered holder, 44
reinvestment events, 7
required amount of principal receivables, 8
reserve account, 22
revolving period, 4

scheduled final payment date, 5
scheduled principal payment date, 5

SEC, 66
securities intermediaries, 45
series, 2 series supplement, 48
series termination date, 5
servicer, 5
special funding account, 8

tax counsel, 53
tax opinion, 24
trust, 2

UCS, 5
US certificate owner, 54

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated expenses to be incurred by the Registrants in connection with the offering of the securities being offered hereunder, other than underwriting discounts and commissions.

         Registration Fee....................................     $   117,124 **
         Printing and Engraving Fees........................          480,000 *
         Trustee's Fees and Expenses........................           10,000 *
         Legal Fees and Expenses............................          450,000 *
         Accountants' Fees and Expenses.....................          120,000 *
         Blue Sky Fees and Expenses.........................          120,000 *
         Stock Exchange Listing Fees........................           60,000 *
         Rating Agency Fees.................................        1,650,000 *
         Miscellaneous......................................          100,000 *

              Total.........................................      $ 3,107,124
                                                                   ============
         ------------------------
         *    Estimated
         **   Actual


ITEM 15. Indemnification of Directors and Officers.

         Article TENTH of the Articles of Association of Universal Bank provides for the indemnification of Universal Bank's directors and officers to the fullest extent permitted by the Georgia Business Corporation Code ("GBCC"). Article TENTH, however, also provides that Universal Bank will not indemnify any director or officer for any expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to Universal Bank.

         Section 851(a) of the GBCC empowers a corporation to an indemnify any person who is or was a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative by reason of the fact that he or she is or was a director, against all obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses (including counsel fees) incurred in such proceedings if:

         (1) Such individual conducted himself or herself in good faith; and

         (2) Such individual reasonably believed:

              (A) In the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation;

              (B) In all other cases, that such conduct was at least not opposed to the best interests of the corporation; and

              (C) In the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.

Section 852 of the GBCC further provides that a corporation is obligated to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding referred to in subsection (a) of Section 851 to which he or she was a party because he or she was a director of the corporation, against reasonable expenses (including attorneys' fees) incurred by the director in connection with the proceeding.

         Section 851(d) of the GBCC prohibits a corporation from indemnifying a director in connection with a proceeding by or in the right of the corporation (except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under subsection (a)), or in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

         The GBCC also empowers a corporation to an indemnify and advance expenses to an officer who is or was a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative by reason of the fact that he or she is or was an officer of the corporation, to the same extent as a director, except for liability arising out of conduct that constitutes:

         (1) appropriation, in violation of his or her duties, of any business opportunity of the corporation;

         (2) acts or omissions which involve intentional misconduct or a knowing violation of law;

         (3) liability for unlawful distributions as set forth in Section 832 of the GBCC; or

         (4) receipt of an improper personal benefit.

An officer of a corporation who is not a director is also entitled to mandatory indemnification under Section 852 of the GBCC, and may apply to a court for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions.

         In addition, the officers and directors of Universal Bank and UCS (Universal Bank's parent) are covered by liability insurance policies. These policies cover losses for which Universal Bank or UCS or shall be required or permitted by law to indemnify directors and officers and which result from claims made against such directors or officers based upon the commission of wrongful acts in the performance of their duties. The policies also cover losses which the directors or officers must pay as the result of claims brought against them based upon the commission of wrongful acts in the performance of their duties and for which they are not indemnified by Universal Bank or UCS. The losses covered by the policies are subject to certain exclusions and do not include fines or penalties imposed by law or other matters deemed uninsurable under the law. The policies contain self-insured retention provisions.

ITEM 16.  Exhibits.

(a)      Exhibits.

    *       1.1           Form of Underwriting Agreement.

    *       4.1           Amended and Restated Pooling and Servicing Agreement
                          dated as of April 24, 1998, including certain other related agreements as exhibits thereto.

    *       4.2           Form of Series Supplement, including form of
                          Certificates.

    *       4.3           Citibank Servicing Guarantee dated April 24, 1998,
                          issued to Trustee.

    *       5.1           Opinion of Marla Berman Lewitus, Esq., Assistant
                          General Counsel of Citigroup Inc. with respect to legality.

    *       8.1           Opinion of Cravath, Swaine & Moore with respect to tax
                          matters.

    *       23.1          Consent of Marla Berman Lewitus, Esq. (included in
                          Exhibit 5.1).

    *       23.2          Consent of Cravath, Swaine & Moore (included in
                          Exhibit 8.1).

            24.1          Powers of Attorney (included on page II-5).

*   To be filed by amendment.


(b)   Financial Statements

         All financial statements, schedules and historical information have been omitted as they are not applicable.

ITEM 17.  Undertakings.

         The undersigned Registrants on behalf of the Universal Card Master Trust (the "Trust") hereby undertake as follows:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that (a(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Trust's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of each issue.

         (d)(1) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the

Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of sale of the securities registered hereunder, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbus, State of Georgia, on May 27, 1999.

                                  UNIVERSAL BANK, N.A.
                                    As transferor of the Trust and Registrant



                                  By: /s/ Meridith A. Jarrell
                                     --------------------------
                                  Name:   Meridith A. Jarrell
                                  Title:  President and Chief Operating Officer



                               POWERS OF ATTORNEY

         KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Meridith A. Jarrell, Kim M. Rogers and Charles E. Wainhouse, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her own name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said persons authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on May 27, 1999, 1999 by the following persons in the capacities indicated.

             Signature                                   Title


     /s/ Meridith A. Jarrell                 President and Chief Operating
---------------------------------                Officer and Director
  Name:  Meridith A. Jarrell                 (Principal Executive Officer)



     /s/ Kim M. Rogers                       Chief Financial Officer, Treasurer
---------------------------------                    and Controller
  Name:  Kim M. Rogers                       (Principal Financial Officer and
                                               Principal Accounting Officer)


     /s/ Frederick A. Caldwell               Director
---------------------------------
  Name:  Frederick A. Caldwell



     /s/ Thomas A. Cochran, Jr.              Director
---------------------------------
  Name:  Thomas A. Cochran, Jr.



     /s/ Rebecca K. Yarbrough                Director
---------------------------------
  Name:  Rebecca K. Yarbrough

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of sale of the securities registered hereunder, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jacksonville, State of Florida, on May 27, 1999.

                                  UNIVERSAL CARD MASTER TRUST
                                    As issuer of the securities and Registrant


                                  By: UNIVERSAL CARD SERVICES CORP.
                                    As servicer of Universal Card Master Trust


                                  By: /s/ Thomas F. Donahue
                                     -------------------------
                                  Name:   Thomas F. Donahue
                                  Title:  Treasurer

                                 EXHIBIT INDEX


    *       1.1    Form of Underwriting Agreement.

    *       4.1    Amended and Restated Pooling and Servicing Agreement dated as of April 24, 1998, including certain other related agreements as exhibits thereto.

    *       4.2    Form of Series Supplement, including form of Certificates.

    *       4.3    Citibank Servicing Guarantee dated April 24, 1998, issued to
                   Trustee.

    *       5.1    Opinion of Marla Berman Lewitus, Esq., Assistant General
                   Counsel of Citigroup Inc. with respect to legality.

    *       8.1    Opinion of Cravath, Swaine & Moore with respect to tax
                   matters.

    *       23.1   Consent of Marla Berman Lewitus, Esq. (included in Exhibit
                   5.1).

    *       23.2   Consent of Cravath, Swaine & Moore (included in Exhibit 8.1).

            24.1   Powers of Attorney (included on page II-5).

*   To be filed by amendment.